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                                                                    Exhibit 10.9

                               PENNSYLVANIA PLAZA

                 601 PENNSYLVANIA AVENUE, N.W., NORTH BUILDING,
                                WASHINGTON, D.C.

                                 LEASE AGREEMENT

                                 BY AND BETWEEN

                          PENNSYLVANIA PLAZA ASSOCIATES

                                       AND

                             M.O.C. OF MIAMI, L.L.C.
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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE 1
      DEFINITIONS ...........................................................  1

ARTICLE 2
      PREMISES ..............................................................  2

ARTICLE 3
      LEASE TERM ............................................................  2

ARTICLE 4
      BASE RENT .............................................................  3

ARTICLE 5
      REAL ESTATE TAXES .....................................................  5

ARTICLE 6
      USE OF PREMISES .......................................................  7

ARTICLE 7
      ASSIGNMENT AND SUBLETTING ............................................. 11

ARTICLE 8
      MAINTENANCE AND REPAIRS ............................................... 14

ARTICLE 9
      ALTERATIONS ........................................................... 16

ARTICLE 10
      SIGNS ................................................................. 19

ARTICLE 11
      [OMITTED] ............................................................. 19

ARTICLE 12
      [OMITTED] ............................................................. 19

ARTICLE 13
      ENTRY BY LANDLORD ..................................................... 20


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ARTICLE 14
      INSURANCE ............................................................. 20

ARTICLE 15
      SERVICES AND UTILITIES ................................................ 22

ARTICLE 16
      LIABILITY OF LANDLORD ................................................. 25

ARTICLE 17
      RULES ................................................................. 27

ARTICLE 18
      DAMAGE OR DESTRUCTION ................................................. 27

ARTICLE 19
      CONDEMNATION .......................................................... 29

ARTICLE 20
      DEFAULT ............................................................... 29

ARTICLE 21
      BANKRUPTCY ............................................................ 34

ARTICLE 22
      SUBORDINATION ......................................................... 36

ARTICLE 23
      HOLDING OVER .......................................................... 38

ARTICLE 24
      COVENANTS OF LANDLORD ................................................. 38

ARTICLE 25
      [OMITTED] ............................................................. 39

ARTICLE 26
      GENERAL PROVISIONS .................................................... 39

ARTICLE 27
      OPTIONS TO EXTEND ..................................................... 45


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EXHIBIT A - Premises
EXHIBIT B - Outdoor Seating Area
EXHIBIT C - Rules
EXHIBIT D - Certificate Affirming the Lease Commencement Date
EXHIBIT E - Signage Exhibit
EXHIBIT F - Guaranty


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                             TABLE OF DEFINED TERMS
Term                                                                     Section
----                                                                     -------
ADA ............................................................            6.12
Adjustment Index ...............................................          4.2(a)
Affiliate ......................................................             7.5
Alterations ....................................................             9.1
Bankruptcy Code ................................................            21.1
Beginning Index ................................................          4.2(a)
Building .......................................................          1.1(a)
Condemned ......................................................            19.1
Control ........................................................             7.5
Default Rate ...................................................            20.6
Event of Bankruptcy ............................................            21.1
Event of Default ...............................................            20.1
Force Majeure ..................................................           26.60
Guarantor ......................................................          1.1(k)
Index ..........................................................          4.2(a)
Insolvency Laws ................................................            21.1
Invitees .......................................................             8.1
Land ...........................................................          2.1(b)
Landlord .......................................................    Introduction
Laws ...........................................................             6.1
Lease ..........................................................    Introduction
Lease Commencement Date ........................................             3.2
Lease Term .....................................................          1.1(f)
Lease Year .....................................................             3.3
Minimum Hours of Operation .... ................................          1.1(b)
Mortgages ......................................................            22.1
Notices ........................................................            26.6
Permitted Person ...............................................           26.27
Premises .......................................................          1.1(b)
Real Estate Taxes ..............................................          5.1(b)
Rent ...........................................................           26.18
Subject Space ..................................................          7.1(a)
Tenant .........................................................    Introduction
Tenant Address for Notice ......................................          1.1(g)
Tenant's Proportionate Share ...................................          1.1(e)
Tenant's Trade Names ...........................................          1.1(h)
Transferee .....................................................          7.1(a)
Transfer Notice ................................................          7.1(a)
Transfers ......................................................  7.1(a) and 7.5
Trustee ........................................................         21.1(a)


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                                 LEASE AGREEMENT

      THIS LEASE AGREEMENT (this "Lease") is dated as of April 7, 1999, by and between PENNSYLVANIA PLAZA ASSOCIATES, a District of Columbia limited partnership ("Landlord"), and M.O.C. OF MIAMI, L.L.C., a Delaware limited liability company ("Tenant").

                                    ARTICLE 1
                                   DEFINITIONS

      1.1 (a) Building: an office building located at 601 Pennsylvania Avenue, N.W., North Building, Washington, D.C. 20004.

            (b) Premises: The Premises is illustrated on Exhibit A attached hereto.

            (c) Base Rent: (i) Two Hundred Twenty Thousand Dollars ($220,000) per Lease Year for the first (1st) through fifth (5th) Lease Years; and (ii) Two Hundred Forty-Five Thousand Dollars ($245,000) per Lease Year for the sixth
(6th) through tenth (10th) Lease Years.

            (d) [Omitted.]

            (e) Tenant's Proportionate Share: 3.76%.

            (f) Lease Term: one hundred twenty (120) months.

            (g) Tenant Address for Notices: 601 Pennsylvania Avenue, N.W., North Building, Washington, D.C. 20004, with a copy to 1114 First Avenue, New York, New York 10021, Facsimile No.: (212) 758-6027.

            (h) Tenant's Trade Names: Manhattan Ocean Club and/or any other trade name used to identify first-class, high quality, "white tablecloth" restaurants operated by The New York Restaurant Group, Inc. as of the Lease Commencement Date or at any time in the future so long as the standards of operation of such future restaurants are consistent with the operations of the Manhattan Ocean Club as of the date first written above.

            (i) [Omitted.]

            (j) Minimum Hours of Operation: Monday through Friday, 11 a.m. - 2:30 p.m. and 5:30 p.m. - 10:00 p.m., and Saturday, 5:30 p.m. - 10:00 p.m.

            (k) Guarantor: The New York Restaurant Group, Inc., a Delaware corporation
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                                    ARTICLE 2
                                    PREMISES

      2.1 Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises, for the term and upon the terms, conditions and covenants set forth herein. The Premises are outlined on Exhibit A, which is attached hereto for locational purposes only. Tenant's rights to the Premises do not include the right to use, or access to, the janitorial closet or the fan, electrical, mechanical or telephone rooms on the floors of the Building. The term "Land" as used in this Lease shall mean the land upon which the Building stands and the land surrounding the Building which is designated from time to time by Landlord as appurtenant to or servicing the Building.

                                    ARTICLE 3
                                   LEASE TERM

      3.1 The terms and provisions of this Lease shall be effective as of the date of this Lease except for the provisions of this Lease relating to the payment of Base Rent and monthly additional rent pursuant to Article 5 below. The term of this Lease shall be the Lease Term. The Lease Term shall commence on the Lease Commencement Date (as defined in Section 3.2) and shall continue for the period set forth in Section 1.1 (f), unless this Lease is sooner terminated as hereinafter provided. If the Lease Commencement Date is not the first day of a month, then the Lease Term shall be the period set forth in Section 1.1(f) plus the partial month in which the Lease Commencement Date occurs. The Lease Term shall also include any renewal or extension of the term of this Lease.

      3.2 The "Lease Commencement Date" shall be the earlier of (a) September 1, 1999, or (b) the date upon which Tenant commences conduct of its business in the Premises. As of the date of this Lease, it is anticipated that the Premises will be delivered to Tenant on or about April 9, 1999; provided, however, if Landlord does not deliver possession of the Premises to Tenant by such date, Landlord shall not have any liability whatsoever to Tenant or otherwise, and this Lease shall not be rendered void or voidable as a result thereof. Landlord will deliver the Premises to Tenant on or promptly following its receipt of possession of the Premises free of all rights of the current tenant thereof. Promptly after the Lease Commencement Date has occurred, Landlord and Tenant shall execute a certificate substantially in the form of Exhibit D hereto confirming the Lease Commencement Date and the date upon which the Lease Term expires.

      3.3 As used in this Lease, the term "Lease Year" shall mean a period of twelve (12) consecutive months, the first such Lease Year to commence on the Lease Commencement Date, and each successive twelve (12) month period thereafter; provided, however, if the Lease Commencement Date is not the first day of a calendar month, then the second Lease Year shall commence on the first day of the month following the month in which the first anniversary of the Lease Commencement Date occurs.


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                                    ARTICLE 4
                                    BASE RENT

      4.1 During the Lease Term, Tenant shall pay the Base Rent specified in
Section 1.1(c). The Base Rent shall be due and payable in equal monthly installments, without notice, demand, setoff or deduction, in advance on the first day of each month during each Lease Year. On or before the Lease Commencement Date, Tenant shall pay to Landlord an amount equal to one (1) monthly installment of the Base Rent payable during the first Lease Year, which amount shall be credited toward the monthly installment of the Base Rent payable for the first full calendar month of the Lease Term. If the Lease Commencement Date is not the first day of a month, then the Base Rent from the Lease Commencement Date until the first day of the following month shall be prorated on a per diem basis, and Tenant shall pay such prorated installment of the Base Rent on the Lease Commencement Date. If any rental payment date (including the Lease Commencement Date) falls on a day other than the first day of a calendar month or if any rental payment is for a period which is shorter than one (1) calendar month, the rent for any fractional month shall accrue on a daily basis at a rate which is equal to the daily rate of rent applicable to the subject calendar month. All other payments or adjustments required to be made under the terms of this Lease that require proration on a time-basis shall be prorated on the same basis.

      4.2 Commencing on the first (1st) day of the second (2nd) Lease Year and on the first (1st) day of every Lease Year thereafter, the Base Rent specified in Subsection 1.1(c) shall be adjusted to reflect increases in the cost of living in the following manner:

            (a) As used herein, the term "Index" shall mean the Revised Consumer Price Index for Urban Wage Earners and Clerical Workers (revised CPI-W), All Items, Baltimore, MD - Washington, D.C., VA, WV CMSA, November, 1996=100, issued by the Bureau of Labor Statistics of the United States Department of Labor. As used herein, the term "Adjustment Index" shall mean the Index which is published for the bimonthly period that includes the month immediately preceding the Lease Year for which an adjustment is to be made pursuant to this Section 4.2. As used herein, the term "Beginning Index" shall mean the Index published for the bimonthly period that includes the month immediately preceding the month in which the first (1st) day of the first (1st) Lease Year occurs. On the first day of the second (2nd) Lease Year and on the first day of each Lease Year thereafter during the Lease Term, the Adjustment Index for the subject Lease Year shall be compared with the Beginning Index. If the Adjustment Index for the subject Lease Year has increased over the Beginning Index, then the percentage increase of the Adjustment Index for the subject Lease Year over the Beginning Index shall be determined, and shall be that percentage which is equal to the product of 100 and a fraction, the numerator of which is the Adjustment Index minus the Beginning Index, and the denominator of which is the Beginning Index.

            (b) The Base Rent payable with respect to the subject Lease Year shall be equal to the sum of (i) the applicable Base Rent for such Lease Year (i.e., the Base Rent set forth in Subsection 1.1(c)(i) for the second (2nd) through the fifth (5th) Lease Years and the Base Rent set forth in Subsection 1.1(c)(ii) for the sixth (6th) through the tenth (10th) Lease Years), plus (ii) the


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product of (x) the applicable Base Rent for such Lease Year as set forth in
Section 1.1(c) above, multiplied by (y) the resulting percentage determined in Subsection 4.2(a) above.

            (c) Notwithstanding anything to the contrary set forth above or elsewhere in this Lease, in no event shall the Base Rent payable during any Lease Year be less than the Base Rent payable during the immediately preceding Lease Year. Further, in no event shall the Base Rent (on a square foot basis) payable with respect to any Lease Year exceed the product of (i) the Base Rent (on a square foot basis) specified in Subsection 1.1(c)(i) with respect to the second (2nd) through fifth (5th) Lease Years and specified in Subsection 1.1(c)(ii) with respect to the sixth (6th) through tenth (10th) Lease Years, multiplied by (ii) 1.04 raised to a power, which power shall be equal to the number of years (including fractions thereof) lapsed between the Lease Commencement Date and the first day of the subject Lease Year.

            (d) In the event the Index ceases to use November, 1996=100 as the basis of calculation or if a change is made either in the method used by the federal government to determine the Index or in the items used to calculate the Index, then the Index shall be converted (the "Conversion") to a figure that would have been calculated (or as close to such figure as shall be practical) had the manner of calculating the Index in effect as of the date of this Lease not been altered. The Conversion shall be effectuated pursuant to the conversion index or factor published by the federal government and the revised Index shall be deemed to replace the original Index. For purposes of this Subsection, it shall be deemed a change in the method in which the Index is calculated if the federal government adjusts the method in which the Index is determined in an attempt to more accurately reflect changes in the cost-of-living. If the Index is discontinued or unavailable during the Lease Term or a conversion index or factor is not published by the federal government, then the Index shall be replaced by Landlord in order to obtain substantially the same result as would be obtained if the Index had not been so discontinued or unavailable.

            (e) Promptly after the adjustment in the Base Rent is determined for each Lease Year, Landlord shall submit to Tenant a statement setting forth the amount of such adjustment and the computations by which it was determined. Since the actual increase in the Base Rent may not be determined until after the start of a new Lease Year, until the actual increase in the Base Rent is determined, Tenant shall make estimated monthly payments of Base Rent in an amount equal to the monthly installments of Base Rent payable for the prior Lease Year. Promptly after receipt of a statement from Landlord setting forth the actual increase in the monthly installments of Base Rent for the subject Lease Year, the difference between the monthly payments paid by Tenant and the actual amount of Base Rent determined to be owing for such months shall be determined. If the payments of Base Rent made by Tenant to date for the subject Lease Year are less than the actual amount determined to be owing, the deficiency shall be paid by Tenant together with the next monthly installment of Base Rent due.

      4.3 All sums payable by Tenant under this Lease shall be paid to Landlord, without setoff or deduction, in legal tender of the United States by wire transfer or by check drawn on a U.S. bank (subject to collection), at the address to which notices to Landlord are to be given or to such other


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party or such other address as Landlord may designate in writing. Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant's designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord may elect in its sole discretion. Landlord's acceptance of rent after it shall have become due and payable shall not excuse a delay upon any subsequent occasion or constitute a waiver of any of Landlord's rights.

                                    ARTICLE 5
                                REAL ESTATE TAXES

      5.1 (a) In addition to paying Base Rent, Tenant shall pay to Landlord as additional rent Tenant's Proportionate Share of Real Estate Taxes (as defined in
Section 5.1(b) below) for each calendar year falling entirely or partly within the Lease Term.

            (b) As used in this Lease, the term "Real Estate Taxes" shall mean and include: (1) all federal, state and local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary (including, without limitation, real estate taxes, general and special assessments, transit taxes, leasehold taxes, or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent unless required to be paid by Tenant, personal property taxes imposed upon the furniture, machinery, equipment, apparatus, systems, equipment, appurtenances and other personal property used in connection with the Building and/or the Land, and so-called business improvement district or "BID" taxes, assessments or charges), which are imposed upon or payable by Landlord or assessed against the Building and/or the Land because of or in connection with the ownership, management, maintenance or operation of the Building and/or the Land, without regard to any fiscal year used by any governmental authority which is different from a calendar year; (2) any and all other present or future taxes or governmental charges that are imposed upon Landlord or assessed against the Building and/or the Land which are in the nature of or in substitution for any of the above-referenced items included in the definition of Real Estate Taxes, including any tax levied on or measured by the rents payable by tenants of the Building; and (3) all reasonable costs and expenses incurred or paid in reviewing, protesting, seeking a reduction of, or otherwise addressing a challenge of Real Estate Taxes. Real Estate Taxes shall not include (i) any income, franchise, corporate, personal property, capital levy, capital stock, gross receipts, excess profits, transfer, mortgage, revenue, estate, inheritance, gift, devolution or succession tax payable by Landlord, or (ii) any special assessments resulting, in whole or in part, from capital improvements to any part of the Building other than the Premises. Under no circumstances shall Tenant initiate or participate in any protest, appeal or challenge related to the imposition of Real Estate Taxes. Further, under no circumstances shall Tenant provide any information related to this Lease or the terms and conditions hereof to any third party who initiates or participates in any protest, appeal or challenge related to the imposition of Real Estate Taxes.


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      5.2 (a) Tenant shall make estimated monthly payments to Landlord in an amount equal to Tenant's Proportionate Share of the amount of Real Estate Taxes that are reasonably expected by Landlord to be incurred during each calendar year. From time to time, Landlord will submit a statement (each, an "Estimate Statement") to Tenant setting forth Landlord's reasonable estimate of such Real Estate Taxes and Tenant's Proportionate Share thereof made in good faith on the basis of available information. Tenant shall pay to Landlord on the first day of each month following receipt of such Estimate Statement, until Tenant's receipt of the succeeding Estimate Statement, an amount equal to one-twelfth (1/12) of such share (estimated on an annual basis without proration pursuant to Section 5.3). From time to time during any calendar year, Landlord may revise Landlord's estimates of Real Estate Taxes and adjust Tenant's monthly payments made pursuant to the foregoing to reflect Landlord's revised estimate.

            (b) Following the end of each calendar year, Landlord shall deliver to Tenant a statement (each, a "Year-End Statement") showing (i) the Real Estate Taxes for the subject calendar year and Tenant's Proportionate Share thereof, and (ii) the aggregate amount of payments made by Tenant on account of increases in Real Estate Taxes for such year. If such Year-End Statement indicates that the aggregate amount of payments made by Tenant on account of increases in Real Estate Taxes for the subject calendar year exceed Tenant's actual liability for the same, then Landlord shall, provided Tenant is not in default beyond the expiration of any cure periods, pay to Tenant an amount equal to the net overpayment. If such Year-End Statement indicates that the aggregate amount of payments made by Tenant on account of the subject calendar year is less than Tenant's actual liability for the same, then Tenant shall pay the amount of such difference to Landlord within thirty (30) days of receipt of the applicable Year-End Statement or, if the Lease Term has expired or been earlier terminated, Tenant shall pay such difference to Landlord upon demand. If such Year-End Statement indicates that the aggregate amount of payments made by Tenant on the count of the subject calendar year is more than Tenant's actual liability for the same, then Landlord shall credit the amount of such difference to the Base Rent payment(s) next due. If Real Estate Taxes for any period during the Lease Term (including any extension or renewal thereof) are increased after payment thereof by Landlord for any reason, including, without limitation, error or reassessment by applicable governmental authorities, Tenant shall pay to Landlord upon demand Tenant's Proportionate Share of such increase.

            (c) Within forty-five (45) days after Tenant's receipt of a Year-End Statement, if Tenant disputes the amount of Tenant's obligations set forth therein, an independent certified public accountant (which accountant is a member of a nationally recognized accounting firm and which shall not be paid on a contingency fee basis), designated by Tenant and approved by Landlord acting in a reasonable manner, may, after reasonable notice to Landlord and at reasonable times, inspect Landlord's records for Real Estate Taxes for the subject calendar year. If Tenant still disputes any matter set forth in the subject Year-End Statement after such inspection, a certification as to the proper amount owing by Tenant with respect to Real Estate Taxes for the subject calendar year shall be made at Tenant's expense by an independent certified public accountant mutually acceptable to Landlord and Tenant (the "Final Audit"), and the Final Audit shall be final and conclusive. If the Final Audit shows that Landlord shall have overstated in the subject Year End Statement Tenant's


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obligation for Real Estate Taxes for the calendar year in question, Landlord shall credit such overpayment against the next monthly rental payment due hereunder. If the Final Audit shows that Landlord shall have understated Tenant's obligation, then Tenant shall pay the amount of any such deficiency to Landlord with the next monthly rental payment due hereunder. If Tenant does not have an independent certified public accountant review Landlord's records for Real Estate Taxes for the subject calendar year within forty-five (45) days after Tenant's receipt of the Year-End Statement for the same, such Year-End Statement shall be binding and conclusive upon Tenant.

      5.3 If the Lease Term commences or expires on a day other than the first day or the last day of a calendar year, respectively, then Tenant's liability for Tenant's Proportionate Share of Real Estate Taxes incurred during such calendar year shall be apportioned by multiplying the amount of Tenant's liability therefor for the full calendar year by a fraction, the numerator of which is the number of days during such calendar year falling within the Lease Term, and the denominator of which is 365.

                                    ARTICLE 6
                                 USE OF PREMISES

      6.1 Tenant shall use the Premises solely for the purpose of operating a first-class, high quality, "white tablecloth" restaurant, and for no other use or purpose whatsoever; provided, however, Tenant may sell promotional items customarily sold in other restaurants operated by The New York Restaurant Group, Inc. so long as such items are consistent with the character of a first-class, high quality "white tablecloth" restaurant, and so long as such sales are wholly incidental to Tenant's operation of its restaurant in the Premises, provided that Tenant may not use more than two hundred (200) rentable square feet of open space in the Premises for the sale of such items. In connection therewith, Tenant shall (x) maintain a decor and physical layout that is consistent with the first-class, high quality of the Building; (y) serve food of high quality and attractive appearance; and (z) maintain a high standard of cleanliness and hygiene throughout the Premises. Tenant shall operate its business in the Premises under any of Tenant's Trade Names, and under no other name or designation. Tenant shall, at its expense, procure all governmental licenses and permits, including, but not limited to a liquor license, required for the conduct of Tenant's business in the Premises and shall at all times comply with the requirements of each such license or permit. Tenant shall not use, or suffer or permit any person or entity to use, the Premises for any unlawful purpose or in any manner that will constitute waste, nuisance or unreasonable annoyance to Landlord or any other tenant of the Building. Tenant shall not, nor shall Tenant permit any other person or entity to, generate, use, store, or dispose of any materials posing a health or environmental hazard in or about the Premises. Tenant shall not do anything or suffer anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance, rule, regulation or requirement of any governmental or quasi-governmental entity having or asserting jurisdiction which is now in force or which may hereafter be enacted (collectively, "Laws"), including, without limitation, those concerning the use, occupancy and condition of the Premises and all improvements, machinery, equipment and furnishings therein. Landlord represents, to its knowledge, that there are no Laws which would prohibit the use of the Premises as a first-class "white tablecloth" restaurant. At its sole cost and expense, Tenant


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shall promptly comply with all Laws. Tenant shall obtain the initial certificate of occupancy for the Premises and shall deliver a copy thereof to Landlord within ten (10) days after Tenant's receipt of the same. Any amended or substitute certificate of occupancy necessitated by Tenant's use of the Premises or any Alterations made by Tenant in the Premises shall be obtained by Tenant at Tenant's sole expense. Tenant shall not at any time use or occupy or allow any other person or entity to use or occupy the Premises or do or permit anything to be done or kept in the Premises or perform any other action in any manner which:
(i) violates any agreement relating to the Building of which Tenant is aware or any certificate of occupancy in force for the Premises or the Building; (ii) causes or is likely to cause damage to the Premises or the Building or any equipment, facilities or other systems located therein; (iii) results in repeated demonstrations, bomb threats or other events which require evacuation of the Building or otherwise unreasonably disrupt the use, occupancy or quiet enjoyment of the Building by other tenants and occupants; or (iv) interferes with the transmission or reception of microwave, television, radio or other communications signals by antennae located on the roof of the Building or elsewhere in the Building. Subject to the terms of Article 9 below, Landlord shall not unreasonably withhold its consent to the same. In the event any such contractor, servicemen, workmen, material or equipment materially disturbs labor harmony with the work force or trades engaged in performing other work, labor or services in or about the Building, Tenant shall discontinue use of the same immediately upon its receipt of notice from Landlord.

      6.2 Tenant shall open for business with the public as promptly as reasonably possible following the Lease Commencement Date, and shall thereafter be open every Monday through Saturday for at least the Minimum Hours of Operation; provided, however, Tenant shall have the right to close the restaurant during Federal and District of Columbia holidays and for vacation periods for a maximum of fourteen (14) days each calendar year. Tenant shall continuously conduct its business in the whole of the Premises in a dignified and reputable manner in keeping with the highest standards of practice among quality "white tablecloth" restaurants. Tenant shall not use any portion of the Premises as a warehouse, nor for the storage of merchandise or supplies in excess of inventory necessary to keep the restaurant operated at the Premises continuously stocked in a manner consistent with Tenant's normal and customary business operations.

      6.3 Tenant shall not burn trash or store or permit accumulations of any trash, garbage, rubbish or other refuse inside or outside of the Premises except in compactors or other receptacles approved by Landlord. Tenant shall store in a refrigerated compartment located in the Premises all trash, garbage, rubbish and other refuse generated within the Premises. Tenant shall comply with all reasonable rules and regulations established from time to time by Landlord and delivered to Tenant with respect to the storage and disposal of waste generated within the Premises. At least once a day no later than 7:00 a.m. (or more frequently, and at such times directed by Landlord, if Landlord determines that more frequent removal is required), Tenant shall cause, at its sole expense, all of the aforementioned waste to be removed from the Premises via the corridors and entryways designated by Landlord for such purpose. Tenant shall be responsible for maintaining all of its trash receptacles, including the areas surrounding such receptacles, and keeping the same reasonably neat, and clean, vermin free and in good repair at all times. At least weekly, Tenant shall power-wash the path of travel from the Premises to the trucks of Tenant's trash removal company.


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      6.4 Tenant shall not load or permit the loading or unloading of merchandise, supplies or other property nor ship or receive outside the loading dock entrance on 6th Street, N.W., nor permit the parking or standing outside of said area of trucks, trailers or other vehicles or equipment engaged in such loading or unloading in a manner to unreasonably interfere with the use of any area of the Building, the common areas or any public alleys or streets.

      6.5 Equipment belonging to Tenant which causes noise or vibration that may be transmitted to the structure of the Building to such a degree as to be objectionable to Landlord or reasonably objectionable to any tenant in the Building shall be installed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to reduce such noise and vibration to a level reasonably satisfactory to Landlord. Tenant shall not use or operate or permit the use or operation of any coin or token operated vending machine or similar device for the sale of any goods, wares, merchandise, food, beverages or services, including, but not limited to, pay lockers, pay toilets, scales, gaming machines, amusement devices and machines for the sale of beverages, foods, candy, cigarettes or other commodities, except for a pay telephone.

      6.6 Subject to the provisions of Article 10, Tenant shall not install any exterior signs, lighting, shades or awnings or any interior or exterior decorations, carpeting or other floor covering or painting or make any changes to Tenant's store front or the interior or exterior appearance of the Premises without Landlord's prior written consent, not to be unreasonably withheld or delayed, it being understood and agreed that all such items covered by this
Section 6.6 shall always be consistent with first-class "white tablecloth" restaurant operations and with the first-class nature of the Building.

      6.7 Tenant shall keep the inside and outside of its storefront, walkways adjacent to the Premises, the exterior canopy (including all supports thereof) and glass in the doors and windows of the Premises clean and in good repair, promptly replacing any glass that is cracked or broken. Tenant will not place or maintain any articles of any kind against any glass in the doors and windows of the Premises, in the vestibule or entry of the Premises, on the walkways adjacent thereto or elsewhere on the exterior thereof.

      6.8 The Premises, including Tenant's display windows and signs, shall be kept in a first-class neat and clean condition, sanitary, in good order and free of insects, rodents, vermin and other pests by Tenant, at Tenant's expense. Tenant shall perform such repair and cleaning work as shall be necessary to maintain the Premises in good order and in keeping with the general standards of maintenance and good appearance of the Building. Tenant shall maintain service contracts upon any mechanical, electrical and fire prevention systems installed in or servicing the Premises, with contractors reasonably approved by Landlord, and shall deliver to Landlord copies of any such service contracts. Tenant will not cause or permit objectionable odors of any kind to emanate from the Premises.

      6.9 Tenant shall, at its expense, clean and maintain on a regular basis the Building flue and the roof exhaust fan to which the exhaust system in the Premises is connected, and shall comply with such reasonable rules adopted by Landlord with respect to cleaning the same. Tenant also shall maintain the exhaust system in the Premises. All grease traps and the hood fire suppression system in the Premises shall be maintained and cleaned by Tenant, at Tenant's expense, on a regular basis sufficient to keep the same operating efficiently and safely.

      6.10 Tenant shall not permit the use of any portion of the Premises for gaming, the sale of lottery tickets or similar items, for solicitations or demonstrations, or for any similar activities; provided, however, Tenant shall be permitted to use the Premises for wine tasting events, cooking demonstrations and other similar restaurant promotions consistent with the character of a first-class, high quality, "white tablecloth" restaurant.

      6.11 Tenant shall pay when due any business, rent or other taxes or fees that are now or hereafter levied, assessed or imposed upon Tenant's use or occupancy of the Premises, the conduct of Tenant's business in the Premises or Tenant's equipment, fixtures, furnishings, inventory or personal property. If any such tax or fee is enacted or altered so that such tax or fee is levied against Landlord or so that Landlord is responsible for collection or payment thereof, then Tenant shall promptly pay to Landlord as additional rent the amount of such tax or fee upon demand.

      6.12 To the extent any non-compliance of the common areas of the Building with Title III of the Americans With Disabilities Act ("ADA") is principally the result of the use or occupancy of the Premises or any action or inaction of Tenant or any Invitee, then Tenant shall be obligated, at Tenant's sole cost, to promptly take all compliance measures necessary to satisfy the requirements of ADA. Notwithstanding the foregoing, Landlord reserves the right, at its election, to take the above-referenced compliance measures and, in the event Landlord so elects, Tenant shall reimburse Landlord upon demand for all costs incurred in connection therewith. Tenant at its sole cost and expense shall be solely responsible for taking any and all measures which are required to comply with the ADA concerning the Premises (including entry doors and related items) and the business conducted therein. Any alterations made or constructed by Tenant for the purpose of complying with the ADA or which otherwise require compliance with the ADA shall be done in accordance with this Lease, provided that Landlord's consent to such Alterations shall not constitute either Landlord's assumption, in whole or in part, of Tenant's responsibility for compliance with the ADA, or representation or confirmation by Landlord that such alterations comply with the provisions of the ADA.

      6.13 Tenant shall have the right to use the area immediately adjacent to the entrance to the Premises designated on Exhibit B (the "Outdoor Seating Area") under a license for food and beverage service, subject to the terms and conditions of this Lease, and all applicable Laws. All provisions of this Lease governing Tenant's obligations with respect to the Premises and Tenant's use and occupancy thereof shall apply to the Outdoor Seating Area unless such provision shall be specifically excluded or alternative provisions applicable to only the Premises or the Outdoor Seating Area, shall be included. In no event shall the square footage of the Outdoor Seating Area be included in the square footage of the Premises for purposes of calculating Base Rent, Additional Rent or any other sums due hereunder. All landscaping and furnishings, and any change, replacements or additions thereto, located or used on or affixed to the Outdoor Seating Area shall be subject to Landlord's prior written approval in each instance, which approval shall not be unreasonably withheld so long as such improvements are not inconsistent with a first-class "white tablecloth" restaurant operation or with the first-class nature of the Building. It is understood and agreed that all such landscaping and furnishings installed on the Outdoor Seating Area shall be at the sole cost and expense of Tenant. It further is understood and agreed that Tenant shall clean and maintain the Outdoor Seating Area on a daily basis. In the event the Outdoor Seating Area is not cleaned and maintained in a manner consistent with a first-class office building, Landlord shall have the right to terminate immediately Tenant's license to use the Outdoor Seating Area in addition to all other rights and remedies available to Landlord hereunder. Landlord shall cooperate with Tenant, at no cost or expense to Landlord, in connection with any filings or governmental approvals required for the use of the Outdoor Seating Area and obtaining a liquor license for the Premises.

      6.14 Exclusive Uses. Provided (i) Tenant is not in default (beyond the expiration of any applicable notice and cure period) under this Lease, and (ii) Tenant continues to use and operate the Premises as a "white tablecloth" restaurant which either primarily serves fish or is known as a "chophouse" (or both) (individually or collectively, an "Exclusive Use"), then Landlord agrees that it will not, during the Lease Term, lease any other space in the Building for an Exclusive Use. For purposes of this paragraph, Manhattan Ocean Club is a restaurant that primarily serves fish and Maloney & Parcelli is a "chophouse."

                                    ARTICLE 7
                            ASSIGNMENT AND SUBLETTING

      7.1 (a) Except as otherwise provided in Sections 7.5 and 7.6 hereof, Tenant shall not, without the prior consent of Landlord, assign, mortgage, pledge, hypothecate, encumber or permit any lien to attach to, or otherwise transfer this Lease or any interest of Tenant under this Lease, sublet the Premises or any part thereof, or permit the use or occupancy of the Premises or any part thereof by any person or entity other than Tenant and its employees (all of the foregoing are hereinafter sometimes referred to collectively as "Transfers" and any person or entity to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a "Transferee"). No Transfer may be effected by operation of Law without Landlord's prior consent to the same. Notwithstanding anything to the contrary set forth in this Lease, Tenant may not sublease any portion of the Premises comprising less than the entire Premises. If Tenant shall desire to make any Transfer, Tenant shall notify Landlord in writing, which notice (the "Transfer Notice") shall include: (i) the proposed effective date of the Transfer, which shall not be less than forty-five (45) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice; (ii) a description of the portion of the Premises to be transferred (the "Subject Space"); (iii) all of the terms of the proposed Transfer and the consideration therefor; (iv) the name and address of the proposed Transferee; (v) a copy of all existing and/or proposed documentation pertaining to the proposed Transfer, including all existing operative documents to be executed to evidence such Transfer and all agreements incidental or related to such Transfer; (vi) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof; (vii) any other information reasonably required by Landlord, which will enable Landlord to determine the financial responsibility, character and reputation of the proposed Transferee, nature of such Transferee's business, and proposed use of the Subject Space; and
(viii) such other information as Landlord may reasonably require. Landlord's right to approve any proposed Transfer shall include the right to approve, which approval shall not be unreasonably withheld or delayed, all documents (including, but not limited to, the sublease or assignment instrument) and other information required to be delivered to Landlord with respect to the same in accordance with the foregoing. Any Transfer made without Landlord's prior consent shall, at Landlord's option, be null, void and of no effect, and shall, at Landlord's option, constitute an Event of Default.

            (b) Subject to the provisions of this Article 7 set forth below, Landlord shall not unreasonably withhold its consent to any proposed assignment of Tenant's interest in this Lease or a sublease of any portion of the Premises. Landlord and Tenant hereby agree that it shall be reasonable under this Lease for Landlord to withhold consent to any proposed assignment of Tenant's interest in this Lease or a proposed sublease of the Premises if one or more of the following apply; provided, however, the following shall not limit other reasonable grounds for withholding consent:

                  (i) The Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building;

                  (ii) The Transferee will use the Subject Space for purposes other than as expressly permitted under this Lease, except that the Transferee may use a different trade name that has been approved by Landlord;

                  (iii) The Transfer will result in more than the number occupants within the Subject Space permitted under the certificate of occupancy and/or all applicable Laws;

                  (iv) The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities involved under the Lease with respect to an assignment and under the proposed sublease with respect to a sublease as of the date consent is requested;

                  (v) The Transferee is a governmental or quasi-governmental entity or agency or instrumentality thereof or any other persons or entity enjoying sovereign or diplomatic immunity;

                  (vi) The proposed Transfer would cause Landlord to be in violation of another lease or agreement to which Landlord is a party, or would give an occupant of the Building a right to terminate its lease or to reduce the amount of rent payable by it for its premises;

                  (vii) Subject to Section 27.1, the terms of the proposed Transfer will allow the Transferee to exercise a right of renewal, right of expansion, right of first offer, or other similar right held by Tenant; or

                  (viii) Either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee, (x) occupies space in or is a tenant of the Building at the time of Landlord's receipt of Tenant's request for consent, or at any time thereafter until Landlord's consent is granted or withheld, (y) is negotiating with Landlord to lease space in the Building at such time, or (z) has negotiated with Landlord during the twelve (12)-month period immediately preceding Landlord's receipt of Tenant's request for consent.

If Landlord consents to any Transfer, Tenant may, within one hundred twenty
(120) days after receiving Landlord's consent but not later than the expiration of said one hundred twenty (120) day period, enter into such Transfer upon the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord, provided that if there are any changes in the terms and conditions for the subject Transfer from those specified in the Transfer Notice or any other document or other information delivered to Landlord for the same, Tenant shall again submit the Transfer to Landlord for its approval and all other action under this Article 7. Notwithstanding the terms of this Article 7, if consent to any Transfer is required by the holder of any Mortgage (as defined in Section 22.1 below), no Transfer shall be permitted without the prior written consent of such holder(s).

            (c) Landlord's acceptance or collection of rent from any Transferee shall not be construed as Landlord's consent to or acceptance of the subject Transferee or Transfer, nor shall Landlord's consent to any Transfer, or Landlord's acceptance or collection of rent from any Transferee be construed (i) as a waiver or release of Tenant or any other party from liability for the performance of any obligation to be performed under this Lease by Tenant, or
(ii) as relieving Tenant or any Transferee from the obligation of obtaining Landlord's prior consent to any subsequent Transfer. Tenant hereby assigns to Landlord any rent due from any Transferee as security for Tenant's performance of its obligations pursuant to this Lease. Following the occurrence of an Event of Default, Tenant authorizes each such Transferee to pay such rent directly to Landlord if such Transferee receives notice from Landlord specifying that such rent shall be paid directly to Landlord. Each sublease, license or other agreement for occupancy of any portion of the Premises shall provide that, at Landlord's election, the subtenant, licensee or other party thereto shall attorn to Landlord or enter into a direct lease with Landlord on the same terms as contained in the subject sublease, license or other agreement in the event this Lease is terminated by reason of an Event of Default or any other reason. All restrictions and obligations imposed pursuant to this Lease on Tenant shall be deemed to extend to each Transferee, and Tenant shall cause such persons or entities to comply with all such restrictions and obligations. Tenant shall pay or reimburse to Landlord upon demand all costs and expenses (including attorneys' fees) incurred by or on behalf of Landlord in connection with Tenant's request for Landlord's consent to a Transfer.

      7.2 [Intentionally Omitted.]

      7.3 [Intentionally Omitted.]

      7.4 If Landlord consents to a Transfer, (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form satisfactory to Landlord, (iv) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord's consent, shall relieve Tenant or any guarantor of the Lease from liability under this Lease, and (v) such Transfer shall at all times be subject and subordinate to the terms of this Lease.

      7.5 For purposes of this Lease, the term "Transfer" shall also include (i) the merger, consolidation or other reorganization of Tenant, (ii) a transfer of fifty percent (50%) or more of the beneficial or controlling interest in Tenant, whether such transfer occurs at one time, or in a series of transactions, and whether of stock, partnership interests, membership interests or otherwise, provided that the transfer of stock in a public offering of the capital stock of Tenant shall not be deemed a Transfer, and (iii) the sale, mortgage, hypothecation or pledge of more than an aggregate of fifty percent (50%) of the value of the assets of Tenant. Notwithstanding anything to the contrary contained in this Article 7, an assignment of Tenant's interest in the Lease or subletting of all or a portion of the Premises to an entity which is controlled by, controls, or is under common control with, Tenant (each, an "Affiliate"), shall not be deemed a Transfer, provided (A) Tenant notifies Landlord of any such assignment or sublease and promptly supplies Landlord with all documents and other information requested by Landlord regarding such assignment or sublease, (B) such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease, and (C) Tenant is not in default under this Lease upon the effective date of such assignment or sublease. "Control," as such term is used above, shall mean the ownership, directly or indirectly, of at least fifty-one percent (51%) of the voting interests of, or possession of the right to vote, in the ordinary direction of its affairs, of at least fifty-one percent (51%) of the voting interest in, a person or entity.

      7.6 Notwithstanding anything to the contrary set forth above in this Article, Tenant may convey to an institutional lender a security interest in all assets of Tenant including Tenant's interest in this Lease, provided that such institutional lender shall enter into a written agreement with Landlord, on terms and conditions reasonably acceptable to Landlord, which agreement shall set forth the rights and obligations of the lender with respect to this Lease and Tenant's furniture, fixtures and equipment, and shall include the terms of
Section 20.8(b).

                                    ARTICLE 8
                             MAINTENANCE AND REPAIRS

      8.1 Tenant shall keep and maintain (i) the Premises, (ii) all improvements, fixtures, systems and equipment located therein, (iii) all improvements, fixtures, systems and equipment installed outside the Premises by or on behalf of Tenant for the use or benefit of the Premises (including, without limitation, all HVAC, electrical, life-safety, fire protection or other systems or equipment installed by or on behalf of Tenant), (iv) all plate glass located in the Premises, (v) the store front

(including metal framing and glass) of the Premises, and (vi) all canopies and sidewalks in front of or adjacent to the Premises, all in clean, safe and sanitary condition, shall take good care thereof and make all repairs thereto, and shall suffer no waste or injury thereto. Notwithstanding the foregoing, Landlord reserves the right, following notice (which notice may be written or oral) to Tenant, to maintain (a) all or any of the improvements, fixtures, systems and equipment installed outside the Premises by or on behalf of Tenant for the use or benefit of the Premises, following Tenant's failure to timely and properly maintain the same, (b) all plate glass located in the Premises, (c) the store front of the Premises, and/or (d) any or all sidewalks located in front of or adjacent to the Premises. In the event Landlord so elects, Tenant shall reimburse Landlord for all costs and expenses incurred by Landlord in connection therewith, within ten (10) days after Tenant's receipt of Landlord's request for the same. At the expiration or earlier termination of the Lease Term, Tenant shall surrender the Premises in the same order and condition in which they were on the Lease Commencement Date, or on the respective date of delivery of possession with respect to any space in the Building subsequently leased by Tenant, ordinary wear and tear excepted. Except as otherwise provided in Article 18, all injury, breakage and damage to the Premises and to any other part of the Building (including the systems and equipment thereof) or the Land caused by any neglect, act or omission of Tenant, of any other person or entity claiming by, through or under Tenant, or of any invitee, agent, employee, subtenant, licensee, assignee, contractor or invitee of any such other person or entity or of Tenant (collectively, "Invitees") shall be repaired by and at Tenant's expense, subject to Landlord's approval of all matters relative to the performance of such repairs, except that Landlord shall have the right at Landlord's option to make any such repair and to charge Tenant for all costs and expenses incurred in connection therewith, plus a percentage of such costs to be uniformly established for the Building for Landlord's overhead and general conditions. Notwithstanding the foregoing, it is understood and agreed that Tenant shall not be obligated to repair any injury, breakage or damage to the Premises or any other part of the Building caused by the neglect, act or omission of Landlord or any of Landlord's employees, agents or contractors.

      8.2 Tenant also shall be responsible for maintaining any HVAC units, refrigerators, freezers or other similar equipment (including all grease traps located in or serving the Premises) in compliance with any legal requirements now or hereafter regulating the use of the same, and Tenant shall furnish Landlord upon request with proof that (i) such equipment is not defective, (ii) such equipment has been properly installed, and (iii) Tenant is complying with all legally-required inspections and maintenance procedures relative thereto. In the event the repair, modification or removal of such equipment is at any time required by Law, Landlord shall be permitted (but not obligated) to perform such repair, modification or removal at Tenant's expense, if Tenant fails to do so within a reasonable time after notice.

      8.3 Landlord shall keep and maintain in good order and repair the base-building structure and systems of the Building, including the roof, exterior walls (but excluding the storefront of the Premises, all doors to the Premises and all plate glass in the Premises), elevators, electrical, plumbing and HVAC systems serving the common areas of the Building (but excluding any supplemental HVAC or other systems or equipment installed by or on behalf of Tenant), and the ground floor lobby and other common areas of the Building. Tenant shall maintain the kitchen exhaust riser servicing the Premises.

                                    ARTICLE 9
                                   ALTERATIONS

      9.1 Landlord is under no obligation to make any structural or other alterations, decorations, additions, installations, improvements or other changes (collectively "Alterations") in or to the Premises except as otherwise expressly provided in this Lease. Tenant shall accept the Premises on the Lease Commencement Date in its "as-is" condition, with the exception of all furniture, fixtures and equipment located in the Premises as of the date of this Lease. All furniture, fixtures and equipment in the Premises as of the date of this Lease are owned by the tenant of the Premises existing as of the date of this Lease and may be removed by, or under the direction of, such tenant prior to the Lease Commencement Date.

      9.2 (a) Tenant shall not make or permit any other person or entity to make any Alterations in or to the Premises without Landlord's prior consent. Landlord's consent shall not be unreasonably withheld with respect to any proposed Alterations, provided that Landlord may, in its sole and absolute discretion, withhold its consent to any Alterations that: (i) may affect the structure of the Building; (ii) may affect the mechanical, electrical, plumbing, HVAC, life-safety, fire protection or any other system in the Building; (iii) may be visible from the exterior of the Premises or the Building if such proposed Alterations would not be consistent with first-class "white tablecloth" restaurant operations or with the first-class nature of the Building; (iv) may violate any Law; (v) may materially increase the cost of operating the Building;
(vi) may materially reduce the value or utility of the Building; or (vii) may materially affect any service required to be furnished by Landlord to Tenant or any other tenant or occupant of the Building.

            (b) Any Alteration made by or on behalf of Tenant shall be made: (i) in a good, workmanlike, first-class and prompt manner; (ii) using only new materials selected by Tenant and approved by Landlord, which approval shall not be unreasonably withheld, (iii) by an experienced, reputable contractor selected by Tenant and approved by Landlord, which approval shall not be unreasonably withheld, provided that all Alterations which may affect any of those matters identified in Subsections 9.2(a)(i) through (iii) shall, at Landlord's election, be performed by Landlord's designated contractors or subcontractors, at Tenant's expense; (iv) in accordance with plans and specifications approved by Landlord, which approval shall not be unreasonably withheld; (v) in accordance with all applicable Laws; (vi) in accordance with the requirements and standards of the American Insurance Association and in accordance with the requirements of any insurance company insuring the Building or portion thereof; (vii) after having obtained any required consent of the holder of any Mortgage (as defined in Section 22.1); (viii) after Tenant has obtained public liability, worker's compensation, Builder's All-Risk, Completed Operations Coverage, and such other insurance policies reasonably required by Landlord, all in forms, amounts and issued by companies approved by Landlord consistent with the nature of the Alterations to be undertaken, which policies shall cover every person who will perform work with respect to the Alterations, in such detail as is reasonably satisfactory to Landlord; (ix) only after Tenant has obtained and delivered to Landlord unconditional waivers (in form reasonably satisfactory to Landlord) of mechanics' and materialmen's liens against the Premises and the Building from all proposed contractors, subcontractors, laborers and material suppliers for the subject Alterations; (x) after Tenant has delivered to Landlord a detailed breakdown by trade, of the total amount of costs to be incurred in connection with the design and construction of the Alterations; (xi) in accordance with all reasonable rules made by Landlord with respect to the use of elevators and loading docks, storage of materials, coordination of work with contractors, subcontractors and workmen of Landlord and other tenants of the Building, times for performance of work, and any other matters in connection with the construction of the Alterations; and (xii) after Tenant has delivered to Landlord a lien and completion bond for the Alterations naming Landlord as a co-obligee, or some alterative form of security reasonably satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of the Alterations.

            (c) Tenant and its architect shall be responsible to verify, in the field, the conditions of the Building, and Landlord shall have no responsibility in connection therewith. Notwithstanding that any plans and specifications for Alterations are reviewed by Landlord or any of its agents, and notwithstanding any advice or assistance which may be rendered to Tenant or any of its agents by Landlord or any of its agents, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in plans and specifications for Alterations. If Tenant fails to comply with the terms of this Article in connection with the construction of Alterations, Landlord may cause the cessation of construction of the same until such time as Tenant complies with the terms of this Article. Further, in the event the subject matter of non-compliance may affect any structural aspect of the Building, the exterior appearance of the Premises or the Building, or the mechanical, electrical, plumbing, HVAC or any other system of the Building, Landlord may, at Tenant's expense, take such action as Landlord deems necessary to address the subject matter without incurring any liability on Landlord's part. Upon completion of any Alterations, Tenant shall, at its expense, deliver to Landlord (1) two sets of mylar reproducible "as-built" drawings and a CAD disk for such Alterations, (2) certifications executed by Tenant's architects, engineers and contractors for such Alterations, which certifications shall certify, to the best of their knowledge, that the "record-set" of as-built drawings for such Alterations are true and correct, and (3) copies of all permits, other governmental approvals, warranties, guaranties and operating manuals relating to the Alterations. In the event Tenant orders any Alterations or repair work directly from Landlord or from any contractor selected by Landlord, the charges for such work shall be deemed additional rent, payable upon demand, either periodically during the construction or upon the substantial completion of such work, at Landlord's option. Whether or not Tenant orders any work directly from Landlord, Tenant shall reimburse Landlord upon demand for all actual and reasonable costs and expenses incurred by Landlord in connection with Alterations proposed to be made by Tenant to compensate Landlord for services relative to the coordination of the construction of the subject work with other activities in the Building.

            (d) If Landlord gives its consent to the making of any Alteration, then such consent shall not be deemed to constitute Landlord's consent to subject its interest in the Premises, the Building or the Land to any mechanic's or materialman's lien which may be filed in connection therewith. Tenant has no right, authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of Law or otherwise, to attach to or be placed upon the Premises, the Building and/or the Land, and any and all liens and encumbrances created by Tenant shall attach to Tenant's interest only. Landlord shall have the right at all times to post and keep posted on the Premises any notice which it deems necessary for protection from such liens. Tenant covenants and agrees not to suffer or permit any lien of mechanics or materialmen or others to be placed against the Premises, the Building or the Land with respect to work or services claimed to have been performed for or materials claimed to have been furnished to Tenant or the Premises, and, in case of any such lien attaching or notice of any such lien, Tenant covenants and agrees to cause the same to be immediately released and removed of record at Tenant's expense. In the event such lien is not released and removed within sixty (60) days after notice of such lien is delivered by Landlord to Tenant, Landlord, at its sole option, may take all action necessary to release and remove such lien (without any duty to investigate the validity thereof) and all sums, costs and expenses (including attorneys' fees), incurred or paid by Landlord in connection with such lien shall be deemed additional rent under this Lease and shall be paid by Tenant to Landlord upon demand, it being expressly agreed that such discharge by Landlord shall not be deemed to waive or release Tenant's default in failing to discharge such lien.

      9.3 If any Alteration is made without Landlord's prior consent, then following notice (which notice may be written or oral) and Tenant's failure to promptly correct such Alteration, Landlord shall have the right at Tenant's expense to remove and correct such Alteration and restore the Premises and the Building to their condition immediately prior thereto or to require Tenant to do the same. Tenant shall reimburse Landlord upon demand for all costs and expenses incurred by Landlord in connection with the same. All Alterations made by either party shall remain upon and be surrendered with the Premises as a part thereof at the expiration or earlier termination of the Lease Term; provided, however, that (i) if Tenant is not then in default under this Lease, then Tenant shall have the right to remove, prior to the expiration or earlier termination of the Lease Term, all movable furniture, furnishings and equipment installed in the Premises solely at Tenant's expense, and (ii) Tenant shall, at its expense, remove all Alterations which Landlord designates in writing for removal at the time Landlord approves installation of such Alteration. Landlord shall have the right to repair at Tenant's expense all damage and injury to the Premises or the Building caused by such removal or to require Tenant to immediately do the same and repair all damage to the Premises and the Building caused by such removal. If any of the furniture, furnishing or equipment referenced above is not removed by Tenant prior to the expiration or earlier termination of the Lease Term, then, at Landlord's election, the same shall become Landlord's property and shall be surrendered with the Premises.

      9.4 Landlord shall have the right, in a reasonable manner, to prescribe the weight and position of safes and other heavy equipment and fixtures, which, if considered necessary by the Landlord, shall be installed in such manner as Landlord directs in order to distribute their weight adequately. Any reinforcement of the floors in the Premises required by Landlord to accommodate the weight of equipment, fixtures or other property which Tenant desires to install in the Premises shall be performed, at Tenant's expense, in accordance with the terms of this Lease. Any and all damage to the Premises or the Building (including the Building's systems and equipment) caused by moving the property of Tenant into or out of the Building, or due to the same being in or upon the Building, shall be repaired at the sole cost of Tenant (whether repaired by Landlord or Tenant in accordance with the terms set forth below). Tenant shall reimburse Landlord upon demand for all actual and reasonable costs and expenses incurred by Landlord in connection with such repairs. Any such damage to the Premises shall be repaired by Tenant and any such damage to any other portion of the Building (including the Building's systems and equipment) shall be repaired by Landlord or, at Landlord's election, by Tenant. No furniture, equipment or other bulky matter of any description will be received into the Building or carried in the elevators except as reasonably approved by Landlord, and all such furniture, equipment and other bulky matter shall be delivered only through the designated delivery entrance of the Building and the designated freight elevator. All moving of furniture, equipment and other materials shall be under the supervision of Landlord, who shall not, however, be responsible for any damage to or charges for moving the same.

                                   ARTICLE 10
                                      SIGNS

      10.1 No sign, advertisement or notice shall be painted, affixed or otherwise displayed by Tenant on any part of the exterior or interior of the Building except in conformance with the requirements of this Article 10; provided, however, that Tenant may, at its sole expense, install signs in the interior of the Premises so long as such signs are in keeping with the quality, design and style of the Building and such signs are not visible from the exterior of the Premises. Tenant shall not use, install or display any sign, decoration, fitting or other item visible from the exterior of the Premises without Landlord's prior approval, which approval may be granted or withheld in Landlord's sole and absolute discretion. Notwithstanding the foregoing, (i) Landlord hereby approves the exterior signage, canopy and awning described in Exhibit E attached hereto; and (ii) Tenant shall have the right to make modifications to such pre-approved signage, subject to Landlord's prior reasonable approval, as long as such modifications are consistent with first-class "white tablecloth" operations and the first-class nature of the Building. Tenant shall obtain all necessary governmental approvals and permits for its signage and shall comply with all Laws applicable to such signage. If any sign or other item visible from the exterior of the Premises is displayed without Landlord's approval, then Landlord shall have the right to remove such item at Tenant's expense or to require Tenant to immediately do the same.

                                   ARTICLE 11
                                    [OMITTED]


                                   ARTICLE 12
                                    [OMITTED]

                                   ARTICLE 13
                                ENTRY BY LANDLORD

      13.1 Landlord reserves the right, and Tenant shall permit Landlord and its designees, to enter the Premises, at reasonable times following reasonable prior notice delivered to Tenant (except in the event of an emergency, in which circumstance Landlord or its designees may enter the Premises at any time without prior notice), to: (i) inspect them; (ii) show the Premises to prospective purchasers, mortgagees or ground or underlying lessors and tenants;
(iii) make such alterations, improvements, additions and/or repairs as Landlord may deem necessary or as may be required to comply with applicable Laws; (iv) perform services required of Landlord in connection with this Lease; (v) take possession due to any breach of this Lease in the manner provided herein; and
(vi) perform any covenant or obligation of Tenant under this Lease which Tenant fails to perform. Landlord may make any such entries without the abatement of rent and may take such reasonable steps required to accomplish these stated purposes. Except as otherwise provided in the last sentence of Section 16.1, Tenant hereby waives any claims for damages or for any inconveniences to or interferences with Tenant's business, lost profits, any loss of occupancy or quiet enjoyment of the Premises or any other losses occasioned thereby. For each of the above purposes, Tenant shall insure that Landlord shall at all times have keys with which to unlock all doors in the Premises. In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open doors in and to the Premises. Any entry into the Premises by Landlord in the manner hereinabove described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises.

                                   ARTICLE 14
                                    INSURANCE

      14.1 Tenant shall not conduct or permit any activity or place any item in or about the Premises or the Building which may conflict with, invalidate or increase the premium for any insurance carried by Landlord in connection with the Building. If any increase in the premium for such insurance is due to any such activity or item, then (whether or not Landlord has consented to such activity or item) Tenant shall pay as additional rent hereunder the amount of such increase upon demand. The statement of any insurance company or insurance rating organization (or other organization exercising similar functions in connection with the prevention of fires or the correction of hazardous conditions) that such an increase is due to any such activity or item shall be conclusive evidence thereof.

      14.2 Throughout the Lease Term, Landlord shall insure the Building (or shall cause the Building to be insured) against loss due to fire and other casualties covered by broad form property insurance policies, in such amounts as Landlord may from time to time determine.

      14.3 Throughout the Lease Term, Tenant shall obtain and maintain the following coverages in the following amounts:

            (a) Commercial general liability insurance, including (i) liquor liability coverage, (ii) contractual liability coverage insuring the obligations assumed by Tenant under this Lease (including those set forth in Section 16.3 below), premises and operations coverage, (iii) broad form property damage coverage (including vandalism and malicious mischief coverage), and (iv) independent contractors coverage. Such insurance coverage must contain an endorsement for personal injury, covering the insured and the Premises against claims for bodily injury, death, personal injury and property damage. The limits of liability for the above described insurance coverage shall not be less than:

            Bodily Injury, Death and         $5,000,000 each occurrence
            Property Damage Liability        $5,000,000 annual aggregate

            Personal Injury Liability        $5,000,000 each occurrence
                                             $5,000,000 annual aggregate

            (b) Physical damage insurance covering (i) all furniture, trade fixtures, equipment, merchandise and all other items of personal property on the Premises used or installed by, for, or at the expense of Tenant, and (ii) all improvements, alterations and additions to the Premises. Such insurance shall be written on an "all risks" of physical loss or damage basis, for the full replacement cost value new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include a vandalism and malicious mischief endorsement and sprinkler leakage coverage.

            (c) Loss of income and extra expense insurance in such amounts as will reimburse Tenant for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent tenants or attributable to prevention of access to the Premises or the Building as a result of such perils.

            (d) Worker's compensation insurance covering all of Tenant's employees in such form and amount as is required by Law.

            (e) Employer's liability insurance for a limit of liability insurance not less than Three Million Dollars ($3,000,000).

            (f) Plate glass insurance covering all plate glass in the Premises; provided, however, Tenant shall have the right to self-insure for plate glass damage or breakage.

            (g) Such other types of insurance coverage in such amounts as may hereafter reasonably be required by Landlord.

      14.4 The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. Each of the policies of insurance required to be obtained by Tenant under this Lease (other than that identified in Subsection 14.3(d) above) shall: (i) name Landlord, each party holding an interest in Landlord, each Mortgagee, and all other persons or entities designated by Landlord, as additional insureds; (ii) be issued by an insurance company having a rating of not less than A-X in Best's Insurance Guide or which is otherwise acceptable to Landlord, and licensed to do business in Washington, D.C.; (iii) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and is non-contributing with the subject insurance coverage; and (iv) contain a cross-liability endorsement or severability of interest clause acceptable to Landlord. No such policy shall contain any deductible provision of more than $10,000 except as approved by Landlord, which approval shall not be unreasonably withheld. Each such policy shall initially be for a term of one (1) year and shall contain an endorsement prohibiting cancellation, modification or reduction of coverage without first giving Landlord and each Mortgagee at least thirty (30) days' prior notice of such proposed action. All premiums and charges for the insurance required to be obtained by Tenant under this Lease shall be paid by Tenant. If Tenant fails to obtain or maintain such insurance coverage in accordance with the term of this Lease or Tenant fails to pay premiums for the same when due, Landlord, following written notice and Tenant's failure to cure as provided pursuant to Section 20.1(b), may obtain such insurance coverage or pay such premiums, and all costs incurred and amounts paid by Landlord in connection therewith shall be reimbursed by Tenant to Landlord on demand. Tenant shall deliver certificates of all such insurance coverages and receipts evidencing payment therefor (and, upon request, copies of all required insurance policies, including endorsements and declarations) to Landlord on or before the Lease Commencement Date and at least annually thereafter.

                                   ARTICLE 15
                             SERVICES AND UTILITIES

      15.1 Tenant shall be responsible for obtaining or performing, and paying the costs and charges incurred as a result of, services and utilities supplied or installed specifically and exclusively for the benefit of the Premises, including, but not limited to, the following:

                  (1) maintenance of a separate electrical meter for the Premises, which meter shall be installed at Tenant's expense, in order to permit separate metering of Tenant's electricity service. The charges for electrical service provided to the Premises measured by Tenant's separate electric meter shall be paid by Tenant directly to the power company;

                  (2) maintenance of a separate water meter for the Premises, which meter shall be installed at Tenant's expense, in order to permit the separate metering of Tenant's water service. The charges for water service provided to the Premises measured by Tenant's separate water meter shall be paid by Tenant directly to the water company. In the event installation of a separate water meter for the Premises is not possible, then Tenant shall be responsible for maintenance of a separate water submeter for the Premises, which submeter shall be installed at Tenant's expense, and Tenant shall make payment to Landlord for its water usage, as additional rent, within fifteen (15) days of its receipt of a bill therefor from Landlord;

                  (3) maintenance of a separate gas meter for the Premises, which meter shall be installed at Tenant's expense, in order to permit separate metering of Tenant's gas service. The charges for gas service provided to the Premises measured by Tenant's separate gas meter shall be paid by Tenant directly to the gas company. In the event installation of a separate gas meter for the Premises is not possible, then Tenant shall be, responsible for maintenance of a separate gas submeter for the Premises, which submeter shall be installed at Tenant's expense, and Tenant shall make payment to Landlord for its gas usage, as additional rent, within fifteen (15) days of its receipt of a bill therefor from Landlord;

                  (4) During the Lease Term, Landlord shall furnish condenser water to the existing supplementary air conditioning, heating and ventilation system installed in the Premises as of the date of this Lease (the "Supplementary System"), sufficient for operation of the Supplementary System. Subject to the terms of this Lease, Landlord shall make such condenser water available at all times. Tenant shall pay to Landlord, as additional rent, an hourly charge (the "Condenser Water Charge") for furnishing condenser water to the Supplementary System. Landlord shall read the elapsed time meter for the Supplementary System (which meter shall measure only the time of operation of the compressor(s) of the Supplementary System) from time to time and bill Tenant an amount equal to the product obtained by multiplying (i) the then-applicable Condenser Water Charge, by (ii) the number of hours of operation of the compressor(s) of the Supplementary System since the prior reading of such meter. Such billing shall be paid by Tenant within thirty (30) days after Tenant's receipt thereof. If more than one compressor is included in the Supplementary System, the elapsed time for the same shall be metered, and the amount payable by Tenant pursuant to this Subsection 4 shall be computed separately with respect to each such compressor. Notwithstanding anything to the contrary contained in this Lease, Tenant shall, at its sole cost and expense, maintain and repair the Supplementary System in good working order and condition at all times during the Lease Term (including the making and maintaining of replacements, if any) and shall surrender the same to Landlord in good and proper working order and condition upon the expiration or earlier termination of this Lease.

                  (5) operation, maintenance, repair and replacement of the heating, ventilating and air-conditioning system for the Premises, and the electrical, life-safety, fire protection and plumbing systems for the Premises;

                  (6) installation, operation and maintenance of any security system installed by or on behalf of Tenant in or for the benefit of the Premises;

                  (7) cleaning and char services for the Premises, including interior and exterior window cleaning;

                  (8) removal of all garbage, trash and refuse generated in the Premises via the corridors and entrances designated for such purpose by Landlord;

                  (9) maintenance and cleaning of all sidewalks adjacent to the Premises and entryways to the Premises;

                  (10) maintenance, cleaning and inspections of kitchen and exhaust equipment (including fans on the roof of the Building servicing the Premises), provided that Landlord shall maintain the kitchen exhaust riser servicing the Premises in accordance with Section 8.3;

                  (11) installation and maintenance of restroom facilities as may be required by applicable codes and regulations of governmental and quasi-governmental authorities having jurisdiction, including appropriate and necessary plumbing and equipment to connect the facilities in the Premises to the wet stacks of the Building; and

                  (12) jet-washing of all sewer lines serving the Premises at least once every six (6) months (or more frequently if Landlord determines that more frequent cleaning is required).

      15.2 [Omitted.]

      15.3 The parties agree to comply with all mandatory energy, water or other utility conservation controls and requirements imposed or instituted by governmental or quasi-governmental authorities having jurisdiction, including, without limitation, controls on the permitted range of temperature settings and requirements necessitating curtailment of the volume of energy, water or other utility consumption or the hours of operation of the Building. Any terms or conditions of this Lease that conflict or interfere with compliance with such controls or requirements shall be suspended for the duration of such controls or requirements. It is further agreed that compliance with such controls or requirements shall not be considered an eviction, actual or constructive, of Tenant from the Premises and shall not entitle Tenant to terminate this Lease or to an abatement of any rent payable hereunder.

      15.4 Tenant agrees that Landlord shall not have any liability to Tenant whatsoever (by abatement of rent or otherwise), for failure to furnish or delay in furnishing any of the utilities or services required to be furnished by Landlord hereunder, or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by repairs, replacements or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water or other fuel at the Building, by any accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause beyond Landlord's reasonable control; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant's use and possession of the Premises or relieve Tenant from paying rent or performing any of its obligations under this Lease. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant's business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article. Any such failure or inability to furnish the utilities or services required hereunder shall not be considered an eviction, actual or constructive, of Tenant from the Premises and shall not entitle Tenant to terminate this Lease or to abate or receive a refund of any rent or other amount payable under this Lease. Notwithstanding the foregoing terms of this Section, in the event services required to be provided by Landlord to the Premises pursuant to this Lease are not provided for a reason within Landlord's reasonable control and such failure causes the Premises to be untenantable, Tenant shall deliver written notice thereof to Landlord specifying the subject failure to provide services (the "Service Failure Notice"). If Landlord has not cured the subject matter within ten (10) business days after its receipt of the Service Failure Notice, then Tenant's obligations to pay Base Rent and Tenant's Proportionate Share of Real Estate Taxes shall abate beginning on the eleventh
(11th) business day following Landlord's receipt of the Service Failure Notice through the date upon which Landlord restores the subject service to the Premises, provided Tenant does not conduct business operations in the Premises at any time during such abatement period. The above-described rent abatement shall be Tenant's sole and exclusive remedy at law and in equity for Landlord's failure to provide the subject service.

                                   ARTICLE 16
                              LIABILITY OF LANDLORD

      16.1 Landlord, its partners, members, employees, agents and independent contractors shall not be liable to Tenant, any Invitee (as defined in Section
8.1 above) or any other person or entity for any damage (including indirect and consequential damage), injury, loss or claim (including claims for the interruption of or loss to business) based on or arising out of any cause whatsoever (except as otherwise expressly provided in this Section), including without limitation the following: repair to any portion of the Premises, the Building or the Land; interruption in the use of the Premises or any equipment therein; any accident or damage resulting from any use or operation (by Landlord, Tenant or any other person or entity) of elevators or heating, cooling, electrical, sewerage, plumbing or other equipment or apparatus; termination of this Lease by reason of damage to the Premises or the Building; robbery, theft, vandalism, mysterious disappearance, fire or any other casualty; actions of any other tenant of the Building or of any other person or entity; failure or inability of Landlord to furnish any utility or service specified in this Lease; or leakage in any part of the Premises or the Building, or from water, rain, ice or snow that may leak into, or flow from, any part of the Premises or the Building, or from drains, pipes or plumbing fixtures in the Premises or the Building. Any property stored or placed by Tenant or Invitees in or about the Premises or the Building shall be at the sole risk of Tenant, and Landlord shall not in any manner be liable for any loss or damage thereto or theft thereof. If any employee of Landlord receives any package or article delivered for Tenant, then such employee shall be acting as Tenant's agent for such purpose and not as Landlord's agent. Notwithstanding the foregoing provisions of this Section, Landlord shall not be released from liability to Tenant for any damage caused by Landlord's willful misconduct or gross negligence, to the extent such damage is not covered by insurance carried by Tenant or required to be carried by Tenant; provided, however, that in no event shall Landlord have any liability to Tenant, any Invitee or other person or entity for (i) lost revenues or profits, or (ii) indirect or consequential damages.

      16.2 [Omitted.]

      16.3 Tenant shall indemnify, protect, defend and hold harmless Landlord, its partners, members, employees, agents and independent contractors from and against all costs, damages, claims, liabilities and expenses (including attorneys' fees) suffered by or claimed against Landlord or any of its partners, members, employees, agents or independent contractors, directly or indirectly, based on or arising out of (a) Tenant's use and occupancy of the Premises or the business conducted therein, (b) the condition of the Premises or any occurrence or happening in the Premises from any cause whatsoever, (c) any act or omission of Tenant or any Invitee, (d) any default by Tenant in the observance or performance of any of the terms, covenants or conditions of this Lease on Tenant's part to be observed or performed, including failure to surrender the Premises upon the expiration or earlier termination of the Lease Term, or (e) any entry by Tenant or any Invitee in the Building or upon the Land prior to the Lease Commencement Date. Notwithstanding the foregoing, Tenant's indemnification obligations set forth above shall not extend to any matter resulting solely from the gross negligence or willful misconduct of Landlord or any of its partners, members, employees, agents or independent contractors.

      16.4 If any landlord hereunder transfers the Building or such landlord's interest therein, then such landlord shall not be liable for any obligation or liability under the Lease based on or arising out of any event or condition occurring on or after the date of such transfer, and Tenant agrees to look solely to the transferee for the performance of Landlord's obligations hereunder to the extent arising after the date of such transfer. Within fifteen (15) days after the transferee's request, Tenant shall attorn to such transferee and execute, acknowledge and deliver any requisite or appropriate document submitted to Tenant confirming such attornment. Notwithstanding the foregoing, Tenant acknowledges that Landlord may assign its interest in this Lease to a mortgage lender as additional security and agrees that such assignment shall not release Landlord from its obligations hereunder and that Tenant shall continue to look to Landlord for the performance of its obligations hereunder.

      16.5 Tenant shall not have the right to offset or deduct the amount allegedly owed to Tenant pursuant to any claim against Landlord from any rent or other sum payable to Landlord. Tenant's sole remedy for recovering upon such claim shall be to institute an independent action against Landlord.

      16.6 Notwithstanding anything to the contrary set forth in this Lease, if Tenant or any Invitee is awarded a judgment or other remedy against Landlord, then recourse for satisfaction of the same shall be limited to execution against Landlord's interest in the Building and the Land. No other asset of Landlord, any partner, member or other person or entity holding an interest in Landlord or any other person or entity shall be available to satisfy, or be subject to, such judgment or other remedy, nor shall any such partner, member, person or entity be held to have any personal liability for satisfaction of any claim or judgment against Landlord or any partner or member of Landlord. Tenant hereby agrees that it shall not assert any claim against or seek recovery from a partner, member or any other person or entity holding an interest in Landlord for performance of any obligations of Landlord under this Lease or any judgement or other remedy to which Tenant may be entitled against Landlord. In any claim made by Tenant against Landlord alleging that Landlord has acted unreasonably where Landlord had an obligation to act reasonably, Tenant shall have no right to recover damages from Landlord and Tenant's sole and exclusive recourse against Landlord shall be an action seeking specific performance of Landlord's obligation to act reasonably.

                                   ARTICLE 17
                                      RULES

      17.1 Tenant and its Invitees shall at all times abide by, observe and comply strictly with the rules set forth in Exhibit C. Nothing contained in this Lease shall be construed as imposing upon Landlord any duty to enforce such rules or any condition or covenant contained in any other lease against any other tenant, and Landlord shall not be liable to Tenant for the violation of such rules by any other tenant or its employees, agents, assignees, subtenants, licensees or invitees.

                                   ARTICLE 18
                              DAMAGE OR DESTRUCTION

      18.1 If the Premises or the Building are totally or partially damaged or destroyed by fire or other casualty thereby rendering the Premises totally or partially inaccessible or unusable, then Landlord shall diligently (subject to reasonable delays for insurance adjustment or other matters beyond Landlord's reasonable control and subject to all other terms of this Article 18), repair and restore the Premises (excluding tenant improvements) and the Building to substantially the same condition they were in prior to such damage or destruction, except for (a) modifications required by Laws, (b) modifications required by the holder of any Mortgage, and (c) any modifications to the common areas of the Building deemed desirable by Landlord provided access to the Premises shall not be materially impaired. Further, and notwithstanding anything to the contrary set forth in this Article 18, Landlord may elect to terminate this Lease by delivering notice to Tenant if one or more of the following conditions is present: (i) in Landlord's reasonable judgment, repairs and restoration cannot be completed within one hundred eighty (180) days after the occurrence of the subject damage or destruction (taking into account the time needed for effecting a satisfactory settlement with any insurance company involved, removal of debris, preparation of plans and specifications, and issuance of all approvals and permits required by governmental or quasi-governmental authorities having jurisdiction), when such repairs are made without the payment of overtime or other premiums; (ii) the cost to repair the subject damage exceeds twenty-five percent (25%) of the replacement value of the Building, whether or not the Premises are damaged or destroyed; (iii) the holder of any Mortgage fails or refuses to make the insurance proceeds available for repair and restoration of the subject damage or destruction, or any underling lessor of the Building or the Land shall terminate its lease; (iv) the costs to repair the subject damage is not fully covered, except for deductible amounts, by insurance policies carried by Landlord; (v) the Premises and/or the Building is damaged or destroyed to any substantial extent during the last twenty-four
(24) months of the Lease Term; or (vi) any applicable Law does not permit repair or restoration of the subject damage. In the event Landlord's so elects to terminate this Lease, (1) this Lease shall terminate as of the date set forth in Landlord's notice delivered to Tenant, (2) Tenant shall pay the Base Rent, Tenant's Proportionate Share of Real

Estate Taxes and any other amounts due hereunder, apportioned up to such date of damage, and (3) Landlord and Tenant shall thereafter be freed and discharged of all further obligations hereunder, except as provided in provisions of this Lease which by their terms survive the expiration or earlier termination of the Lease Term.

      18.2 If Landlord determines, in its sole but reasonable judgment, that the repairs and restoration cannot be substantially completed within one hundred eighty (180) days after the date of such damage or destruction, Landlord shall promptly notify Tenant of such determination. For a period of thirty (30) days after receipt of such determination, Tenant shall have the right to terminate this Lease by providing notice to Landlord. If Tenant does not elect to terminate this Lease within such thirty (30) day period, and provided Landlord has not elected to terminate this Lease pursuant to Section 18.1 above, Landlord shall proceed to repair and restore the Premises and the Building. Notwithstanding the foregoing, Tenant shall not have the right to terminate this Lease if the act or omission of Tenant or any of its Invitees shall have caused the damage or destruction.

      18.3 If this Lease is terminated pursuant to Section 18.1 or 18.2 above, then all rent shall be apportioned (based on the portion of the Premises which is usable after such damage or destruction, it being agreed that all rent allocable to the portion of the Premises which is not usable after such damage or destruction shall be abated through the date of termination) and paid to the date of damage. If this Lease is not terminated as a result of such damage or destruction, then until the substantial completion of such repair and restoration of the Premises which Landlord is obligated to perform, Tenant shall be required to pay the Base Rent and Tenant's Proportionate Share of Real Estate Taxes only for the portion of the Premises that is usable while such repair and restoration are being made. Landlord shall bear the expenses of repairing and restoring the Premises and the Building; provided, however, that Landlord shall not be required to repair or restore any Alteration or other tenant improvement installed in the Premises or any of Tenant's trade fixtures, furniture, furnishings, equipment or personal property; and provided further that if such damage or destruction was caused by the act or omission of Tenant or any Invitee, then Tenant shall pay the amount by which such expenses exceed the insurance proceeds, if any, actually received by Landlord on account of such damage or destruction.

      18.4 The provisions of this Lease, including this Article 18, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises or the Building, and any statute or regulation of any governmental or quasi-governmental authority having jurisdiction with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation now or hereafter in effect, shall have no application to this Lease with respect to any damage or destruction to all or any portion of the Premises and/or the Building.

                                   ARTICLE 19
                                  CONDEMNATION

      19.1 If the entire Premises shall be permanently taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose or sold under threat of such a taking or condemnation (collectively, "condemned"), then this Lease shall terminate on the date title thereto vests in such authority and rent shall be apportioned as of such date and Tenant shall have no claim against Landlord with respect thereto. If only a portion of the Premises is condemned, then this Lease shall continue in full force and effect as to the part of the Premises not condemned, except that as of the date title vests in such authority Tenant shall not be required to pay the Base Rent and Tenant's Proportionate Share of Real Estate Taxes with respect to the part of the Premises condemned. Notwithstanding anything herein to the contrary, if twenty-five percent (25%) or more of the Land or the Building is condemned or if such other portion of the Land or the Building is condemned and in the reasonable opinion of Landlord the Building cannot be operated in an economically viable manner, then whether or not any portion of the Premises is condemned Landlord shall have the right to terminate this Lease as of the date title vests in such authority.

      19.2 All awards, damages and other compensation paid by such authority on account of such condemnation (partial or total) shall belong to Landlord, and Tenant assigns to Landlord all rights to such awards, damages and compensation. Tenant shall not make any claim against Landlord or the authority for any portion of such award, damages or compensation attributable to damage to the Premises, value of the unexpired portion of the Lease Term, loss of profits or goodwill, leasehold improvements or severance damages. Nothing contained herein, however, shall prevent Tenant from pursuing a separate claim against the authority for the value of furnishings and trade fixtures installed in the Premises at Tenant's expense and for relocation expenses, provided that such claim shall in no way diminish the award, damages or compensation payable to or recoverable by Landlord in connection with such condemnation.

                                   ARTICLE 20
                                     DEFAULT

      20.1 Each of the following events shall constitute, and is hereinafter referred to as, an "Event of Default":

            (a) Tenant's failure to pay any Base Rent, additional rent or any other sum which it is obligated to pay pursuant to this Lease, when and as due and payable hereunder; provided, however, no Event of Default shall be deemed to have occurred unless the subject default continues for a period of five (5) business days after Landlord delivers notice thereof to Tenant; provided, however, that no Event of Default shall be deemed to have occurred with respect to the first such default in any calendar year unless the subject default continues for a period of twenty (20) days after Landlord delivers notice thereof to Tenant;

            (b) Tenant's failure to observe and perform any other provision, term or covenant of this Lease to be observed or performed by Tenant; provided, however, no Event of Default shall be deemed to have occurred unless the subject default continues for a period of thirty (30) days after Landlord delivers notice thereof to Tenant, provided that if (i) the nature of the subject default is such that the same cannot reasonably be cured within such thirty (30) day period, and (ii) Tenant begins to cure the subject default promptly after its receipt of the corresponding notice from Landlord and is pursuing such cure in good faith and with diligence and continuity, then Tenant shall have such additional time, up to an additional thirty (30) days, as may be reasonably necessary to cure the default;

            (c) Tenant (i) fails to occupy and assume possession of the Premises within fifteen (15) business days after the Lease Commencement Date, or (ii) thereafter vacates or abandons the Premises for more than three (3) consecutive business days, except for those periods when Tenant is permitted to close the restaurant at the Premises pursuant to Section 6.2.

      20.2 If there shall be an Event of Default, including an Event of Default prior to the Lease Commencement Date, then Landlord shall have the right, at its sole option, to terminate this Lease. In addition, with or without terminating this Lease, Landlord may, without notice to Tenant, re-enter, terminate Tenant's right of possession and take possession of the Premises. The provisions of this Article shall operate as a notice to quit, any other notice to quit or of Landlord's intention to re-enter the Premises being hereby expressly waived by Tenant. If necessary, Landlord may proceed to recover possession of the Premises under and by virtue of the Laws of the District of Columbia, or by such other proceedings, including re-entry and possession, as may be applicable. If Landlord elects to terminate this Lease and/or elects to terminate Tenant's right of possession, then everything contained in this Lease to be done and performed by Landlord shall cease, without prejudice, however, to Landlord's right to recover from Tenant all rent and other sums accrued through the later of termination or Landlord's recovery of possession. If Landlord is entitled, or if Tenant is required, pursuant to any provision of this Lease to take any action upon the expiration or earlier termination of the Lease Term, then Landlord shall be entitled and Tenant shall be required, to take such action also upon the termination of this Lease in accordance with the foregoing. No re-entry, repossession, repairs, alterations, additions or reletting of the Premises by Landlord shall be construed as an eviction or ouster of Tenant or an election on Landlord's part to terminate this Lease, unless notice of such intention is given to Tenant, nor shall any such re-entry, repossession, repairs, alterations, additions or reletting operate to release Tenant in whole or in part from any of Tenant's obligations hereunder. Notwithstanding that Landlord may have relet the Premises or any portion thereof without terminating this Lease, Landlord may at any time thereafter elect to terminate this Lease for any previous Event of Default. Whether or not this Lease and/or Tenant's right of possession is terminated, Landlord may, but shall not be obligated to, relet the Premises or any part thereof, alone or together with other premises, for such rent and upon such terms and conditions (which may include concessions or free rent and alterations of the Premises) as Landlord, in its sole discretion, may determine, but Landlord shall not be liable for, nor shall Tenant's obligations be diminished by reason of, Landlord's failure to relet the Premises or collect any rent due upon such reletting. Whether or not this Lease is terminated, Tenant nevertheless shall remain liable for any Base Rent and monthly additional rent and other sums and damages which may be due or sustained prior to the Event of Default, and all costs, fees and expenses (including without limitation attorneys' fees, brokerage fees and expenses incurred in placing the Premises in first-class rentable condition, advertising expense and any concessions or allowances granted by Landlord in connection with the reletting of the Premises or any portion thereof) incurred by Landlord in pursuit of its remedies and in renting the Premises to others from time to time. All of such costs and expenses shall be payable upon demand, together with interest at the Default Rate accruing from the date same were incurred by Landlord until paid to Landlord. Tenant shall also be liable for damages which shall include, without limitation, damages with respect to the Base Rent and monthly additional rent payable by Tenant under this Lease for the balance of the Lease Term. At Landlord's election, the damages payable by Tenant with respect to the Base Rent and monthly additional rent payable by Tenant under this Lease for the balance of the Lease Term shall be either:

            (a) an amount equal to the Base Rent and monthly additional rent which would have become due during the period commencing on the date upon which the subject Event of Default occurred through the remainder of the Lease Term, less the amount of rental, if any, which Landlord receives during such period from others to whom the Premises may be rented (other than any additional rent payable as a result of any failure of such other person to perform any of its obligations), which damages shall be computed and payable in monthly installments, in advance, on the first day of each calendar month following the subject Event of Default and continuing until the date on which the Lease Term would have expired but for the subject Event of Default. Separate suits may be brought to collect any such damages for any month(s), and such suits shall not in any manner prejudice Landlord's right to collect any such damages for any subsequent month(s), or Landlord may defer any such suit until after the expiration of the Lease Term, in which event the cause of action shall be deemed not to have accrued until the expiration of the Lease Term; or

            (b) an amount equal to the present value (as of the date of the termination of this Lease) of the difference between (i) the Base Rent and monthly additional rent which would have become due during the period commencing on the date upon which the subject Event of Default occurred through the remainder of the Lease Term, and (ii) the fair market rental value of the Premises for the same period (net of all expenses (including attorneys' fees, brokers' commissions, advertising expenses, expenses incurred in placing the Premises in first-class rentable condition, and any concessions or allowances granted by Landlord in connection with the reletting of the Premises or a portion thereof) and all vacancy periods projected by Landlord to be incurred in connection with the reletting of the Premises), as determined by Landlord in its sole and absolute discretion, which damages shall be payable to Landlord in one lump sum on demand. For purpose of this Subsection, present value shall be computed by discounting at a rate equal to one (1) whole percentage point above the discount rate in effect at the Federal Reserve Bank of New York on the date Landlord elects to obtain payment under this Subsection.

As used in this Section, "monthly additional rent" shall mean Tenant's obligation for payment of Tenant's Proportionate Share of Real Estate Taxes. Tenant waives any right of redemption, re-entry or restoration of the operation of this Lease under any present or future Law, including any such right which Tenant would otherwise have if Tenant shall be dispossessed for any cause.

      20.3 [Intentionally Deleted.]

      20.4 Landlord's rights and remedies set forth in this Lease are cumulative and in addition to Landlord's other rights and remedies at law or in equity, including those available as a result of any anticipatory breach of this Lease. Landlord's exercise of any such right or remedy shall not prevent the concurrent or subsequent exercise of any other right or remedy. Landlord's delay or failure to exercise or enforce any of Landlord's rights or remedies or Tenant's obligations shall not constitute a waiver of any such rights, remedies or obligations. Landlord shall not be deemed to have waived any default unless such waiver expressly is set forth in an instrument signed by Landlord. If Landlord waives in writing any default, then such waiver shall not be construed as a waiver of any term, covenant or condition set forth in this Lease except as to the specific circumstances described in such waiver. Neither Tenant's payment of a lesser amount than the sum due hereunder nor any endorsement or statement on any check or letter accompanying such payment shall be deemed an accord and satisfaction, and Landlord may accept the same without prejudice to Landlord's right to recover the balance of such sum or to pursue any other remedy available to Landlord. Landlord's re-entry and acceptance of keys shall not be considered an acceptance of a surrender of this Lease. Receipt and acceptance by Landlord of any rent due to Landlord hereunder with knowledge of the existence of any default or condition which, if left uncured, will constitute a default by Tenant hereunder, shall not be deemed a waiver of such default.

      20.5 If more than one natural person and/or entity shall execute this Lease as Tenant, then the liability hereunder of each such person or entity shall be joint and several. Similarly, if Tenant is a general partnership or other entity the partners or members of which are subject to personal liability, then the liability of each such partner or member hereunder shall be joint and several.

      20.6 If Tenant fails to make any payment to any third party or to observe or perform any term, condition or provision of this Lease required to be observed or performed by Tenant, then following notice (which may be written or oral) to Tenant, Landlord may, but shall not be required to, make the subject payment or cause the observance or performance of the subject matter. Landlord's taking such action shall not be considered a cure of such failure by Tenant or prevent Landlord from pursuing any remedy to which it is otherwise entitled in connection with such failure. If Landlord elects to make the subject payment or cause the observance or performance of the subject matter, then all amounts paid by Landlord and all expenses incurred by Landlord in connection therewith, plus interest thereon at a rate per annum (the "Default Rate") which is five (5) whole percentage points higher than the prime rate announced from time to time by Chase Manhattan Bank (or its legal successor), from the date paid or incurred to the date of payment thereof by Tenant, shall constitute additional rent and shall be paid by Tenant upon its receipt of Landlord's demand for the same.

      20.7 Tenant hereby acknowledges that late payment by Tenant to Landlord of rent or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which is extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Landlord by the terms of a Mortgage. Accordingly, if any installment of rent or any other sum due from Tenant hereunder shall not be received by Landlord or Landlord's designee within five (5) days after said amount is due, then Tenant shall pay to Landlord a late charge equal to five percent (5.0%) of the subject amount. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to the subject overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder. The late charge shall be deemed additional rent and the right to require it shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner. In addition to the late charge described above, any rent or other amounts payable by Tenant hereunder which are not received by Landlord when due shall thereafter bear interest at the Default Rate until paid.

      20.8 (a) Subject to the subordination provisions set forth in Section 20.8(b) below, Tenant grants to Landlord a lien upon and a security interest in, as security for the performance of Tenant's obligations under this Lease, Tenant's existing or hereafter acquired personal property, inventory, furniture, fixtures, equipment and other assets (excluding business records), and all products and proceeds thereof, which are located in the Premises or used in connection with the business to be conducted in the Premises. Such lien shall be in addition to all rights of distraint available under applicable Law. Within fifteen (15) days after Landlord's request, Tenant shall execute, acknowledge and deliver to Landlord financing statements and any other document submitted to Tenant evidencing or establishing such lien and security interest. If Tenant fails to so timely execute and deliver any such document requested by Landlord, Tenant hereby appoints Landlord as its attorney-in-fact, irrevocably, to execute, deliver and/or file any such document at Tenant's sole cost and expense, said power of attorney being coupled with an interest. During any period Tenant is in default under this Lease, Tenant shall not sell, transfer or remove from the Premises any of the above-referenced personal property, inventory, furniture, fixtures, equipment or other assets. All exemption Laws are hereby waived by Tenant in favor of the above-referenced lien and security interest benefitting Landlord. Landlord shall have, in addition to all of its rights under this Lease, all of the rights and remedies of a secured party under the Uniform Commercial Code of the District of Columbia.

            (b) Subject to the terms set forth below in this Section, Landlord shall subordinate the lien and security interest granted by Tenant pursuant to
Section 20.8(a) to a first position lien and security interest granted by Tenant in its personal property and equipment located in the Premises (the "Secured Property") as security for bona fide indebtedness incurred by Tenant for the purpose of financing the purchase of the same. Any lender to whom Tenant shall grant such lien and security interest is hereinafter referred to as the "Secured Lender". In the event the Premises are abandoned or Landlord recovers possession of the Premises by any means, the Secured Lender shall have the right to remove the Secured Property from the Premises within fifteen (15) days after its receipt of notice of such abandonment or recovery of possession by Landlord. After said period, all property remaining in the Premises shall be deemed abandoned and Landlord shall be entitled to use, sell or otherwise dispose of the same as Landlord determines in its sole discretion. Any other removal of the Secured Property from the Premises by the Secured Lender shall take place only after the delivery of at least fifteen (15) days prior written notice to Landlord. The Secured Lender shall not cause or permit any disturbance or interference with other occupants' quiet enjoyment of their space in the Building. In connection with any foreclosure of its security interest in the Secured Property, the Secured Lender shall provide Landlord with reasonable advance written notice of all hearings and sale proceedings in connection therewith, and otherwise as required by law. The Secured Lender shall indemnify, protect, defend and hold harmless Landlord, its partners, members, employees, agents and independent contractors from and against all costs, damages, losses, claims, liabilities and expenses (including attorneys' fees) incurred or suffered by or claimed against Landlord or any of its partners, members, employees, agents or independent contractors, directly or indirectly, based on or arising out of any act or omission of the Secured Lender or any of its employees, contractors or agents relative to the Secured Property. All damage to the Premises and any other portion of the Building which results directly or indirectly from the removal of all or any of the Secured Property from the Premises by the Secured Lender shall be repaired by the Secured Lender, at its sole cost and expense, within five (5) days after the occurrence of the subject damage. If the Secured Lender shall fail to repair any such damage within such five (5) day period, Landlord may do so and the Secured Lender shall reimburse Landlord for all costs and expenses incurred by Landlord in connection therewith. The Secured Lender shall not permit any condition in the Premises resulting from the removal of all or any of the Secured Property to be in an unsafe condition or in any condition that could cause continuing damage. The Secured Lender shall reimburse Landlord on demand for all costs and expenses incurred by Lender in connection with the removal of all or any of the Secured Property. The Secured Lender shall advise Landlord in writing promptly after the obligations secured by the Secured Property have been satisfied, discharged or released. As a condition to Landlord's subordination of its lien and security interest described above in this Section to the lien and security interest granted by Tenant to the Secured Lender, the Secured Lender shall provide to Landlord its written agreement to the terms and conditions of this Section.

      20.9 The obligations of Tenant under this Article 20 shall survive the expiration or earlier termination of the Lease Term.

                                   ARTICLE 21
                                   BANKRUPTCY

      21.1 As used in this Lease, each of the following events shall constitute, and is hereafter referred to as, an "Event of Bankruptcy": (a) Tenant's or Guarantor's becoming insolvent, as that term is defined in Title 11 of the United States Code (the "Bankruptcy Code"), or under the insolvency, bankruptcy, reorganization or other similar Laws of any state (the "Insolvency Laws"); (b) the entry by a court of a decree or order for relief in respect of Tenant or Guarantor in an involuntary case or proceeding under the Bankruptcy Code or any Insolvency Laws; (c) the entry by a court of a decree or order adjudging Tenant or Guarantor a bankrupt or insolvent, or approving a petition seeking reorganization, arrangement, adjustment or composition of or in respect of Tenant or Guarantor under the Bankruptcy Code or any Insolvency Laws;
(d) appointment of a receiver, liquidator, trustee, custodian or other similar official with respect to Tenant or Guarantor, or with respect to any property of Tenant or Guarantor, or the institution of a foreclosure or attachment action upon any property of Tenant or Guarantor; (e) filing of a voluntary petition by Tenant or Guarantor under the provisions of the Bankruptcy Code or Insolvency Laws; (f) filing of an involuntary petition against Tenant or Guarantor as the subject debtor under the Bankruptcy Code or Insolvency Laws, which either (i) is not dismissed within sixty (60) days of filing, or (ii) results in the issuance of an order for relief against the debtor; or (g) Tenant's or Guarantor's making or consenting to an assignment for the benefit of creditors or a composition of creditors.

      21.2 (a) Without limiting any provision of Article 20 above or this
Article 21, if pursuant to the Bankruptcy Code Tenant or Tenant's trustee in bankruptcy ("Trustee") is permitted to assume this Lease or to assign this Lease in disregard of the terms of Article 7 above, Tenant agrees that prior to any such assumption or assignment, Tenant shall (1) cure all defaults under this Lease, (2) compensate Landlord for monetary damages incurred as a result of such defaults, (3) provide adequate assurance of future performance on the part of Tenant as debtor in possession or of the assignee of Tenant, and (4) comply with all other requirements of the Bankruptcy Code. This Lease may be terminated by Landlord if the foregoing criteria for assumption or assignment are not met, or if Tenant, Trustee or such assignee defaults under this Lease after such assumption or assignment.

            (b) If Tenant's interest in this Lease is assumed but not assigned, adequate assurance of future performance, as used in this Section 21.2, shall include, without limitation, satisfaction of all of the following minimum criteria: (A) Tenant's gross receipts in the ordinary course of business during the thirty (30) day period immediately preceding the initiation of the case under the Bankruptcy Code must be greater than two (2) times the next monthly installment of the Base Rent and additional rent; (B) both the average and median of Tenant's monthly gross receipts in the ordinary course of business during the six (6) month period immediately preceding the initiation of the case under the Bankruptcy Code must be greater than two (2) times the next monthly installment of the Base Rent and additional rent; (C) Tenant must pay its estimated pro rata share of the cost of all services performed or provided by Landlord (whether directly or through agents or contractors and whether or not previously included as part of the Base Rent) in advance of the performance or provision of such services; and (D) Tenant's business shall be conducted in the Premises in a first-class manner, and that no liquidating sale, auction or other non-first-class business operation shall be conducted in the Premises.

            (c) In all circumstances, adequate assurance of future performance, as used in this Section 21.2, shall include, without limitation, satisfaction of all of the following minimum criteria: (i) Tenant, Trustee or the transferee of Tenant's interest in this Lease shall agree that the use of the Premises as stated in this Lease shall remain unchanged and that no prohibited use shall be permitted; (ii) the assumption or assignment of this Lease shall not violate or affect the rights of other tenants in the Building; (iii) Tenant, Trustee, or the transferee of Tenant's interest in the Lease shall deposit with Landlord, cash in an amount equal to the Base Rent and additional rent paid or payable under this Lease for the preceding six (6) month period, which amount shall be held by Landlord, without interest, for the balance of the Lease Term as security for the full and faithful performance of all of the obligations under this Lease on the part of Tenant to be performed; (iv) if Tenant receives or is to receive any valuable consideration for an assignment of its interest in this Lease, such consideration, after deducting therefrom expenses reasonably incurred by Tenant for the subject assumption or assignment, shall be and become the sole and exclusive property of Landlord and shall be paid over to Landlord directly by the transferee of Tenant's interest in this Lease on the date the subject assumption or assignment is intended to become effective; (v) Tenant, Trustee or the transferee of Tenant's interest in this Lease shall have and shall continue to have unencumbered assets, after the payment of all secured obligations and administrative expenses with respect to Tenant only, to ensure Landlord that sufficient funds will be available to fulfill the obligations of Tenant under this Lease; and (vi) all assurances of future performance specified in the Bankruptcy Code must be provided.

      21.3 If Tenant's interest in this Lease shall be assigned to any person or entity who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to the court having competent jurisdiction over Tenant's estate, then notice of such proposed assignment, setting forth (x) the name and address of such person, (y) all of the terms and conditions of such offer, and (z) the adequate assurance to be provided Landlord to assure such person's or entity's future performance under this Lease, including, without limitation, the assurances referred to in Title 11 U.S.C. ss.365(b)(3), as may be amended, shall be given to Landlord by Tenant no later than fifteen (15) days after receipt by Tenant of such offer, but in any event no later than thirty
(30) days prior to the date that Tenant shall make application to the above-referenced court for authority and approval to enter into such assignment.

                                   ARTICLE 22
                                  SUBORDINATION

      22.1 This Lease is subject and subordinate to the lien, provisions, operation and effect of all mortgages, deeds of trust, underlying leases or other security instruments which may now or hereafter encumber the Building and/or the Land or any interest therein, and to all renewals, extensions, replacements, consolidations, amendments, modifications, recastings or refinancings thereof (collectively "Mortgages"), said subordination and the provisions of this Section shall be self-operative and no further instrument of subordination shall be required. Upon Landlord's request, Tenant shall execute and deliver a certification or other requisite or appropriate document confirming the subordination described above. The holder of any Mortgage shall have the right (subject to any required approval of the holders of any superior Mortgage) at any time to declare this Lease to be superior to the lien, provisions, operation and effect of such Mortgage and Tenant shall execute, acknowledge and deliver all documents required by such holder in confirmation thereof.

      22.2 Tenant waives the provisions of any Law now or hereafter in effect which may give or purport to give Tenant any right to terminate or otherwise adversely affect this Lease or Tenant's obligations in the event any foreclosure proceeding is prosecuted or completed or in the event the Land, the Building or Landlord's interest therein is sold at a foreclosure sale or by deed in lieu of foreclosure. If this Lease is not extinguished upon such sale or by the purchaser following such sale or by the transferee in the event of a transfer by deed in lieu of foreclosure, then, at the request of such purchaser or transferee, Tenant shall attorn to such purchaser or transferee and shall recognize such purchaser or transferee as the landlord under this Lease. Upon such attornment such purchaser shall not be (a) bound by any payment of the Base Rent or additional rent more than one (1) month in advance, (b) bound by any amendment of this Lease made without the consent of the holder of each Mortgage existing as of the date of such amendment, (c) liable for damages for any breach, act or omission of any prior landlord, or (d) subject to any offsets or defenses which Tenant might have against any prior landlord; provided, however, that after succeeding to Landlord's interest, such purchaser shall perform in accordance with the terms of this Lease all obligations of Landlord arising after the date such purchaser acquires title to the Building. Within fifteen
(15) days after the request of such purchaser, Tenant shall execute, acknowledge and deliver any requisite or appropriate document submitted to Tenant confirming such attornment.

      22.3 (a) After Tenant receives notice from any person, firm or other entity that it holds a Mortgage encumbering the Building and/or the Land or any interest therein, no notice from Tenant to Landlord alleging any default by Landlord shall be effective unless and until a copy of the same is given to such holder, provided that Tenant shall have been furnished with the name and address of such holder. Any such holder shall have thirty (30) days after its receipt of notice from Tenant of a default by Landlord under this Lease to cure such default before Tenant may exercise any remedy hereunder. The curing of any of Landlord's defaults by such holder shall be treated as performance by Landlord.

            (b) In the event any lender providing construction, permanent or other refinancing for the Building requires, as a condition of such financing, that modifications to this Lease be obtained, and provided that such modifications (i) do not adversely affect in a material manner Tenant's use of the Premises as herein permitted; and (ii) do not increase the rent and other sums to be paid by Tenant hereunder, Landlord may submit to Tenant an amendment to this Lease incorporating such required changes, and Tenant hereby covenants and agrees to execute, acknowledge and deliver such amendment to Landlord within fifteen (15) days of Tenant's receipt thereof.

      22.4 Landlord hereby represents to Tenant that owns a fee simple interest to the Land as of the date of this Lease. Landlord further represents to Tenant that the only Mortgage that exists as of the date of this Lease is held by Bankers Trust Company. Following its receipt of Tenant's request, Landlord agrees to utilize its reasonable efforts to obtain from the holder of any current or future Mortgage a nondisturbance agreement on such holder's standard form. In the event that on or before the date which is 60 days following execution of this Lease by all parties (the "Outside SNDA Date"), Landlord has not provided to Tenant a non-disturbance agreement from

Bankers Trust in accordance with the foregoing. Tenant shall have the right to terminate this Lease by providing written notice to Landlord within ten (10) days after the Outside SNDA Date. If Tenant fails to deliver such notice, or Landlord delivers the Bankers Trust Company' non-disturbance agreement, on or prior to the expiration of such ten (10) day period, then Tenant's right to terminate the Lease shall be null and void.

                                   ARTICLE 23
                                  HOLDING OVER

      23.1 If Tenant does not immediately surrender the Premises to Landlord upon the expiration or earlier termination of the Lease Term, Landlord and Tenant agree that Tenant's occupancy of the Premises after the expiration or earlier termination of the Lease Term shall be upon all the terms and provisions set forth in this Lease except that Tenant shall pay a use and occupancy charge for the Premises during its period of holdover in an amount equal to the higher of (a) the then fair market rent for the Premises, or (b) double the Base Rent, additional rent and all other sums payable during the last year of the Lease Term. Such amounts shall be computed on a monthly basis and shall be due and payable on the first day of such holdover period and on the first day of each calendar month thereafter during such holdover period until the Premises have been vacated. If Tenant fails to surrender the Premises upon the expiration or earlier termination of the Lease Term, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from and against all losses, costs (including attorneys' fees), claims, damages and liabilities resulting from such failure, including, without limitation, any claims made by any succeeding tenant founded upon such failure to surrender and any lost profits to Landlord resulting therefrom. Nothing contained in this Article shall (i) be construed as consent by Landlord to any holding over by Tenant, (ii) be deemed to permit Tenant to retain possession of the Premises after the expiration or earlier termination of the Lease Term, or (iii) limit in any manner Landlord's right to regain possession of the Premises through eviction or otherwise, or any other rights or remedies of Landlord, including, without limitation, the right to collect damages. No acceptance by Landlord of payments from Tenant after the expiration or earlier termination of the Lease Term shall be deemed to be other than on account of the amount to be paid by Tenant in accordance with the terms of this Article. The terms of this Article shall survive the expiration or earlier termination of the Lease Term.

                                   ARTICLE 24
                              COVENANTS OF LANDLORD

      24.1 Landlord covenants that if Tenant shall observe and perform timely all of the terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be observed and performed, then subject to the provisions of this Lease Tenant shall during the Lease Term peaceably and quietly occupy and enjoy the Premises without hindrance by Landlord or any party claiming through or under Landlord.

      24.2 Landlord reserves the following rights: (a) to change the street address and name of the Building; (b) make alterations or changes to, and to change the location or elements of, the common areas of the Building and the Land; (c) to erect, use and maintain pipes and conduits in and through the Premises; (d) to grant to anyone the exclusive right to conduct any particular business in the Building not inconsistent with Tenant's permitted use of the Premises; (e) to resubdivide the Land and/or combine the Land with other lands;
(f) if Tenant vacates the Premises prior to the expiration of the Lease Term, to make alterations to or otherwise prepare the Premises for reoccupancy without relieving Tenant of its obligations to pay all Base Rent, additional rent and other sums due under this Lease through the expiration of the Lease Term; and
(g) if any excavation or other substructure work shall be made or authorized to be made upon land adjacent to the Building or the Land, to enter the Premises for the purpose of doing such work as is required to preserve the walls of the Building and to preserve the Land from injury or damage and to support such walls and the Land. Landlord may exercise any or all of the foregoing rights without being deemed to be guilty of an eviction, actual or constructive, or a disturbance of Tenant's business or use or occupancy of the Premises. With respect to pipes and conduits described in Subsection (c) above and erected by Landlord following the Lease Commencement Date, Landlord shall use its commercially reasonable efforts to erect the same in such locations as to minimize disruption to Tenant's business operations in the Premises. With respect to any excavation or other substructural work described in Subsection
(g) above and performed by Landlord, Landlord agrees to use its commercially reasonable efforts to perform the same in a manner as to minimize disruption to Tenant's business operations in the Premises.

                                   ARTICLE 25
                                    [OMITTED]

                                   ARTICLE 26
                               GENERAL PROVISIONS

      26.1 Tenant acknowledges that neither Landlord nor any broker, agent or employee of Landlord has made any representations or promises with respect to the Premises or the Building except as herein expressly set forth, and no right, privilege, easement or license is being acquired by Tenant except as herein expressly set forth. Landlord acknowledges that neither Tenant nor any broker, agent or employee of Tenant has made any representations or promises with respect to the Premises or the Building except as herein expressly set forth.

      26.2 Nothing contained in this Lease shall be construed as creating a partnership, joint venture or any other relationship between Landlord and Tenant other than that of landlord and tenant.

      26.3 Landlord and Tenant each represents and warrants to the other that in connection with this Lease neither has employed or dealt with any broker, agent or finder. Landlord shall indemnify and hold Tenant harmless from and against any and all claims for a commission, fee or other compensation by any person or entity who shall claim to have dealt with Landlord in connection with this Lease and for any and all costs incurred by Tenant in connection with such claims, including, without limitation, attorneys' fees. Tenant shall indemnify and hold Landlord harmless from and against any and all claims for a commission, fee or other compensation by any person or entity who shall claim to have dealt with Tenant in connection with this Lease and for any and all costs incurred by Landlord in connection with such claims, including, without limitation, attorneys' fees. The provisions of this Section 26.3 shall survive the expiration or earlier termination of the Lease Term.

      26.4 Within fifteen (15) days after receipt of Landlord's request, Tenant, each assignee of Tenant's interest in the Lease, and each subtenant or other occupant of all or any portion of the Premises shall execute, acknowledge and deliver to Landlord and/or any other person or entity designated by Landlord, an estoppel certificate: (a) attaching a copy of this Lease and certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as modified and attaching thereto and stating the modifications); (b) stating the dates to which the rent and any other charges have been paid; (c) stating whether or not Landlord is in default in the performance of any obligation of Landlord contained in this Lease, and if so, specifying the nature of such default; (d) stating the address to which notices are to be sent to Tenant; (e) stating whether there exists any defenses or offsets which Tenant may have to preclude enforcement of the terms of the Lease by Landlord and, if so, specifying the nature of such defenses and offsets; (f) confirming that this Lease is subject and subordinate to all Mortgages; (g) stating the amount of any security deposit delivered by Tenant to Landlord; and (h) certifying to such other matters as Landlord may request. Any such statement may be relied upon by any owner of the Building and/or the Land, any prospective purchaser of the Building and/or the Land, any holder or prospective holder of a Mortgage, or any other person or entity designated by Landlord. Tenant acknowledges that time is of the essence to the delivery of such statements and that Tenant's delay, failure or refusal to deliver such statements shall be an Event of Default under this Lease and may cause substantial damages resulting from, for example, delays in obtaining financing secured by the Building. Upon request, Tenant agrees to furnish Landlord with current financial statements for Tenant and for Guarantor.

      26.5 LANDLORD AND TENANT WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT IN CONNECTION WITH ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT HEREUNDER, TENANT'S USE OR OCCUPANCY OF THE PREMISES OR ANY CLAIM OF INJURY OR DAMAGE. TENANT CONSENTS TO SERVICE OF PROCESS AND ANY PLEADING RELATING TO ANY SUCH ACTION UPON TENANTS REGISTERED AGENT IN THE DISTRICT OF COLUMBIA. AS OF THE DATE OF THIS LEASE, THE NAME AND ADDRESS OF TENANT'S REGISTERED AGENT IN THE DISTRICT OF COLUMBIA IS: CT CORPORATION SYSTEM. TENANT SHALL NOTIFY LANDLORD OF ANY CHANGE IN ITS REGISTERED AGENT OR THE ADDRESS OF ITS REGISTERED AGENT IN THE DISTRICT OF COLUMBIA PRIOR TO THE EFFECTIVE DATE OF ANY SUCH CHANGE. LANDLORD AND TENANT WAIVE ANY OBJECTION TO THE VENUE OF ANY ACTION FILED IN ANY COURT SITUATED IN THE

JURISDICTION IN WHICH THE BUILDING IS LOCATED AND WAIVE ANY RIGHT UNDER THE DOCTRINE OF FORUM NON CONVENIENS OR OTHERWISE, TO TRANSFER ANY SUCH ACTION FILED IN ANY SUCH COURT TO ANY OTHER COURT.

      26.6 All notices, demands, approvals, consents, statements or other communications (collectively, "Notices") given or required to be given by either party to the other hereunder shall be in writing and shall be deemed duly given when sent by (i) personal delivery; (ii) overnight courier service (provided a receipt will be obtained); (iii) by certified mail, return receipt requested, postage prepaid; or (iv) facsimile (provided that proof of complete transmission of such facsimile is obtained); and sent to the following addresses: (i) if to Landlord, at c/o Lawrence Ruben Company, Inc., 600 Madison Avenue, 20th Floor, New York, New York 10022-1654, Attention Mr. Richard G. Ruben, Facsimile No.:
(212)319-5627, with a copy to Rudnick, Wolfe, Epstien & Zeidman, 1201 New York Avenue, N.W., Penthouse, Washington, D.C. 20005, Attention Frederick L. Klein, Esq., Facsimile No.: (202) 712-7222; or (y); (ii) if to Tenant, at the Tenant Address for Notices, with a copy to Tenant at 1114 First Avenue, New York, New York 10021, Facsimile No.: (212) 758-6027, and with a copy to Maloney & Porcelli, 225 Broadway, New York, New York 10007, Facsimile No.: (212) 227-8795. Any Notice delivered in accordance with the foregoing by personal delivery shall be deemed received on the date sent if transmitted during normal business hours or when delivery is attempted during normal business hours if rejected. Any Notice delivered by overnight courier service in connection with the foregoing shall be deemed received on the first business day following the date sent. Any Notice delivered by certified mail in accordance with the foregoing shall be deemed received on the third (3rd) business following the date mailed. Any Notice delivered by facsimile in accordance with the foregoing shall be deemed received on the date sent if transmitted during normal business hours, or on the first business day following the date transmitted if transmitted other than during normal business hours. Either party may change its address for the giving of Notices by Notice given in accordance with this Section. If Landlord or the holder of any Mortgage notifies Tenant that a copy of each Notice to Landlord shall be sent to such holder at a specified address, then Tenant shall send (in the manner specified in this Section and at the same time such Notice is sent to Landlord) a copy of each such Notice to such holder, and no such Notice shall be considered duly sent to Landlord unless such copy is so sent to such holder.

      26.7 Each provision of this Lease shall be valid and enforceable to the fullest extent permitted by Law. If any provision of this Lease or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, then such provision shall be deemed to be replaced by the valid and enforceable provision most substantively similar to such invalid or unenforceable provision, and the remainder of this Lease and the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby.

      26.8 Whenever the context of this Lease requires, the singular shall include the plural, and the masculine, feminine and neuter gender shall include the others.

      26.9 The provisions of this Lease shall be binding upon and inure to the benefit of the parties and each of their respective representatives, successors and assigns, subject to the provisions herein restricting Transfers (as defined in Section 7.1 above).

      26.10 This Lease contains the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements, negotiations, letters of intent, proposals, representations, warranties, understandings and discussions between the parties hereto with respect to the subject matter hereof. All exhibits attached to this Lease are incorporated herein by this reference. Any representation, inducement, warranty, understanding or agreement that is not contained in this Lease shall be of no force or effect. This Lease may be modified or changed in any manner only by an instrument duly signed by both parties.

      26.11 This Lease shall be governed by and construed in accordance with the Laws of the District of Columbia, without regard to the application of choice of law principles.

      26.12 Article and section headings are used for convenience only and shall not be considered when construing this Lease.

      26.13 The submission of an unsigned copy of this document to Tenant shall not constitute an offer or option to lease the Premises. This Lease shall become effective and binding only upon execution and delivery by both Landlord and Tenant.

      26.14 Subject to the cure periods expressly stated in the Lease, time is of the essence of each provision of this Lease.

      26.15 This Lease may be executed in multiple counterparts, each of which shall be deemed an original and all of which together constitute one and the same document. Faxed signatures shall have the same binding effect as original signatures.

      26.16 Neither this Lease nor any memorandum, affidavit or other writing with respect thereto shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant, except, that upon the request of either party, the parties agree to execute, in recordable form, a short-form memorandum of this Lease, provided that such memorandum shall not contain any of the specific rental terms set forth herein. Such memorandum may be recorded in the land records of the District of Columbia, and the party desiring such recordation shall pay all recordation costs, taxes and fees payable in connection therewith.

      26.17 The square footage figure for the Premises set forth in Section 1.1 hereof has been conclusively accepted and agreed upon by Landlord and Tenant. No remeasurement of the Premises shall result in any modification of this Lease or any rent payable hereunder.

      26.18 Except as otherwise provided in this Lease, any additional rent or other sum owed by Tenant to Landlord, and any cost, expense, damage or liability incurred by Landlord for which Tenant is liable, shall be paid by Tenant no later than twenty (20) days after the date Landlord notifies Tenant of the amount thereof. All amounts payable by Tenant to Landlord pursuant to this Lease, other than Base Rent and a security deposit, shall be considered "additional rent". The Base Rent and additional rent are herein collectively referred to as "rent".

      26.19 Except as expressly provided to the contrary in this Lease, Tenant's liabilities existing as of the expiration or earlier termination of the Lease Term shall survive such expiration or earlier termination.

      26.20 If either Landlord or Tenant is in any way delayed or prevented from performing any of its obligations under this Lease (other than Tenant's obligation to make any monetary payment due hereunder) due to fire, other casualty, act of God, governmental act or failure to act, strike, labor dispute, inability to procure services or materials, or any other cause beyond such party's reasonable control (whether similar or dissimilar to the foregoing events) ("Force Majeure"), then the time for performance of such obligation shall be excused for the period of such delay or prevention and extended for a period equal to the period of such delay or prevention.

      26.21 The person executing and delivering this Lease on Tenant's behalf warrants that such person is duly authorized to so act. Simultaneously with the execution of this Lease, Tenant shall deliver to Landlord certified copies of any corporate or other resolution or consent necessary to evidence the due execution of this Lease on Tenant's behalf

      26.22 Tenant shall not use the name of the Building for any purpose other than the address of the business to be conducted by Tenant in the Premises, or do or permit to be done anything in connection with Tenant's business or advertising which, in the reasonable judgment of Landlord, may reflect unfavorably on Landlord or the Building or confuse or mislead the public as to any apparent connection or relationship between Landlord, the Building and Tenant.

      26.23 There shall be no presumption that this Lease be construed more strictly against the party who itself or through its agent prepared it, it being agreed that all parties hereto have participated in the preparation of this Lease and that each party was represented by legal counsel in connection with the Lease or had the opportunity to consult legal counsel before execution of this Lease.

      26.24 No custom or practice that may evolve between the parties in the administration of the terms of this Lease shall be construed to waive Landlord's right to insist on Tenant's strict performance of the terms of this Lease.

      26.25 Upon the expiration or earlier termination of the Lease Term, Tenant shall deliver to Landlord all keys and security cards to the Premises and the Building in its possessions or in the possession of its employees or anyone claiming by or through Tenant, whether such keys were furnished by Landlord or otherwise procured, and Tenant shall inform Landlord of the combination of each lock, safe and vault, if any, in the Premises.

      26.26 This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent, and Tenant hereby expressly waives the benefit of any statute to the contrary. Tenant agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord's expense or to any setoff of rent or other amounts owing by Tenant hereunder against Landlord; provided, however, that the foregoing shall in no way impair the right of Tenant to commence a separate action against Landlord for any violation by Landlord of the provisions hereof so long as notice is first given to Landlord and any holder of a Mortgage of whose address Tenant has theretofore been notified, and an opportunity is granted to Landlord and such holder to correct such violations as provided above.

      26.27 Tenant and Landlord shall each keep this Lease, and the terms and conditions hereof and of any dispute hereunder, strictly confidential and shall not disclose same to any person or entity other than a "Permitted Person" (as defined below) on a need-to-know basis. The term "Permitted Person" as used in this Section shall mean the officers, directors, partners, members and other principals of Tenant and Landlord, the employees of Tenant and Landlord who are involved in lease administration, certified public accountants of Tenant and Landlord, lenders and attorneys who have responsibilities related to this Lease, or any person or entity to whom disclosure is required by applicable governmental authority. Prior to disclosing same to any Permitted Person, the disclosing party shall instruct such Permitted Person to abide by this confidentiality provision.

      26.28 Tenant and the person executing and delivering this Lease on Tenant's behalf each represent and warrant to Landlord that (i) such person is duly authorized to so act; (ii) Tenant is a limited liability company duly organized under the Laws of the Delaware; (iii) Tenant is qualified to do business in the jurisdiction in which the Building is located; (iv) Tenant is in good standing under the Laws of the state of its organization and the Laws of the jurisdiction in which the Building is located; (v) Tenant has the power and authority to enter into this Lease; and (vi) all action required to authorize Tenant and such person to enter into this Lease has been duly taken. Landlord and the person executing and delivering this Lease on Landlord's behalf each represent and warrant to Tenant that (a) such person is duly authorized to so act; (b) Landlord is a limited partnership organized under the Laws of the District of Columbia; (c) Landlord is qualified to do business in the jurisdiction in which the Building is located; (d) Landlord is in good standing under the Laws of the state of its organization and the Laws of the jurisdiction in which the Building is located; (e) Landlord has the power and authority to enter into this Lease; and (f) all action required to authorize Landlord and such person to enter into this Lease has been duly taken.

      26.29 Concurrently with its execution of this Lease, Tenant shall cause Guarantor to execute and deliver to Landlord a guaranty of Tenant's obligations under this Lease in the form of Exhibit F attached hereto.

                                   ARTICLE 27
                                OPTIONS TO EXTEND

      27.1 Option Right. Subject to the terms and conditions set forth in this
Section 27.1, Tenant shall have two (2) options to extend the Lease Term (the "Options to Extend") for a period of sixty (60) months each (the "Option Terms"), which options shall, if at all, be exercisable by Tenant's delivery of notice to Landlord in accordance with Section 27.3 below. Notwithstanding anything to the contrary contained herein, an Option to Extend shall be exercisable by Tenant only if (x) Tenant has not subleased twenty percent (20%) or more of the Premises prior to the commencement of the subject Option Term,
(y) Tenant is not in default under this Lease (which default remains uncured after the expiration of any applicable grace or cure periods) at any time during the period beginning on the date of delivery of such notice through the commencement of the subject Option Term, and (z) this Lease is not terminated prior to the commencement of the subject Option Term. The Options to Extend shall be personal to the original named Tenant under this Lease, shall be nontransferable and shall be exercisable by Tenant only with respect to the entire Premises; provided, however, an assignee of Tenant's interest in this Lease which is approved by Landlord pursuant to Article 7 and which operates "white tablecloth" restaurants nationally may exercise an Option to Extend provided it is then the Tenant under this Lease. Upon the proper exercise of an Option to Extend, the then-current Lease Term shall be extended for the subject Option Term. If Tenant fails to timely and properly exercise an Option to Extend in accordance with this Section 27.1, such Option to Extend and all future Options to Extend, if any, shall be of no further force or effect. During each Option Term, all the terms, conditions, covenants and agreements set forth in this Lease shall continue to apply and be binding upon Landlord and Tenant, except that: (1) the Base Rent payable during the subject Option Term shall be equal to the Option Rent (as defined below) for the same; (2) in no event shall Tenant have the right to extend the Lease Term beyond the expiration of second Option Term; and (3) no concessions provided to Tenant by Landlord with respect to any portion of the Premises previously leased by Tenant shall apply to Tenant's lease of the Premises during an Option Term.

      27.2 Option Rent. The Base Rent payable by Tenant for the Premises during an Option Term (the "Option Rent") shall be equal to the greater of (A) the Base Rent that would have been payable by Tenant under this Lease if the rent payable hereunder had continued to increase using the same formula in effect immediately prior to commencement of the subject Option Term, and (B) the product of (x) ninety-five percent (95%) of the "Market Rental Rate" (as hereinafter defined), multiplied by (y) the number of rentable square feet in the Premises. The term "Market Rental Rate" as used herein shall mean the annual rate of rent, including all escalations, at which tenants, as of the commencement of the subject Option Term, are leasing non-sublease, non-encumbered retail space comparable in size, location and quality (including quality of improvements) to the then-current Premises, for a period equal to the subject Option Term commencing on or about the commencement of the subject Option Term, which comparable space is located in the Building and in "Comparable Office Buildings" (as defined below). The Market Rental Rate may include, among other then-prevailing components of rent, a fixed annual rent (such as Base Rent), rental payments based on a share of Building real estate taxes, and periodic increases in rent; provided that in calculating the

Market Rental Rate, the only concession offered such other tenants which shall be taken into consideration shall be rental abatement concessions, other than rent abatement given such tenants to allow time for the construction of improvements in such comparable space. The term "Comparable Office Buildings" as used in this Lease, shall mean multi-tenanted, multi-story, first-class office buildings which (i) are comparable to the Building in terms of quality, level of services, amenities, age and appearance; (ii) are located between Pennsylvania Avenue and F Street, N.W., and between 6th Street and 14th Street, N.W., in Washington, D.C.; and (iii) have law firms, accounting firms, other professional services organizations and private corporations as their primary office tenants and include first class "white tablecloth" restaurants as retail tenants.

      27.3 Exercise of Option. The right set forth in this Article 27 shall be exercised by Tenant, if at all, by delivering notice to Landlord not more than twenty-one (21) months nor less than eighteen (18) months prior to the last day of the then-current Lease Term. After its receipt of such notice from Tenant, Landlord shall deliver notice (the "Option Rent Notice") to Tenant not less than sixteen (16) months prior to the last day of the then-current Lease Term, setting forth the Option Rent which shall be payable during the subject Option Term. If the subject Option Rent is to be determined in accordance with clause
(B) of Section 27.2 above and Tenant wishes to object to such determination, Tenant shall, within ten (10) days after Tenant's receipt of the Option Rent Notice, deliver to Landlord notice of its objection to the Option Rent as determined by Landlord. If Tenant fails to timely deliver its notice of objection to the Option Rent as determined by Landlord, the Option Rent for the subject Option Term shall be as set forth in the Option Rent Notice delivered by Landlord. In the event Tenant timely and properly objects to the Option Rent set forth in the Option Rent Notice, Landlord and Tenant shall attempt to agree upon the subject Option Rent using their good faith efforts. If Landlord and Tenant fail to reach agreement by that date which occurs thirty (30) days following Landlord's receipt of Tenant's notice of objection to the Option Rent set forth in the Option Rent Notice (the "Tenant Outside Agreement Date"), then the subject Option Rent shall be determined in accordance with the terms of Section
27.4 below. In the event Landlord fails to timely generate an Option Rent Notice, then Tenant may commence such negotiations by providing the initial notice, in which event Landlord shall have thirty (30) days ("Landlord's Review Period") after its receipt of Tenant's notice of the subject Option Rent within which to accept such Option Rent for the subject Option Term or to object thereto in writing. In the event Landlord so objects or fails to respond to Tenant within Landlord's Review Period, Landlord and Tenant shall attempt to agree upon the subject Option Rent using their good faith efforts. If Landlord and Tenant fail to reach agreement by that date which occurs fifteen (15) days following Landlord's Review Period (the "Landlord Outside Agreement Date"), then the subject Option Rent shall be determined in accordance with the terms of
Section 27.4 below.

      27.4 Determination of Option Rent. Landlord and Tenant shall each make a separate determination of the subject Option Rent and deliver notice thereof to the other within ten (10) business days after the Tenant Outside Agreement Date or the Landlord Outside Agreement Date, as the case may be. In the event the subject Option Rent submitted by Landlord is less than or equal to one hundred five percent (105%) of the subject Option Rent submitted by Tenant, the subject Option Rent shall be the average of the two such determinations. In all other cases, such determinations shall be submitted for final determination in accordance with this Section 27.4 below. The failure of Tenant to make a determination and submittal of the Option Rent within such ten (10) business day period shall conclusively be deemed Tenant's approval of the subject Option Rent as determined by Landlord.

            (A) Landlord and Tenant shall each appoint one real estate broker from an established brokerage firm in Washington, D.C., with not less than ten
(10) licensed office leasing brokers, which appointed broker shall have been active over the ten (10) year period ending on the date of such appointment in the leasing of retail space in commercial properties in Washington, D.C., provided that such broker shall not have been engaged or employed by the party appointing the same within such ten (10) year period (not including the engagement or compensation of a broker by Landlord in such broker's capacity as an outside tenant broker). The determination of the brokers shall be limited solely to the selection of either Landlord's or Tenant's submitted Option Rent for the subject Option Term, taking into account the requirements of this
Article 27. Each such broker shall be appointed within fifteen (15) days after the subject Tenant Outside Agreement Date or the subject Landlord Outside Agreement Date, as the case may be.

            (B) The two (2) brokers so appointed shall, within ten (10) days of the date of the appointment of the last appointed broker, agree upon and appoint a third broker who shall be qualified under the same criteria set forth above for qualification of the initial two (2) brokers.

            (C) The three (3) brokers shall, within thirty (30) days of the appointment of the third broker, reach a decision as to whether the parties shall use Landlord's or Tenant's submitted subject Option Rent and shall notify Landlord and Tenant thereof.

            (D) The decision of the majority of the three (3) brokers shall be binding upon Landlord and Tenant.

            (E) If either Landlord or Tenant fails to appoint a broker within fifteen (15) days after the subject Tenant Outside Agreement Date or the subject Landlord Outside Agreement Date, as the case may be, the broker appointed by the other shall reach a decision, notify Landlord and Tenant thereof, and such broker's decision shall be binding upon Landlord and Tenant.

            (F) If the two (2) brokers timely appointed by Landlord and Tenant fail to timely agree upon and appoint a third broker, then the appointment of the third broker shall be submitted to arbitration under the provisions of the American Arbitration Association, but subject to the instructions set forth in this Article 27

            (G) Landlord and Tenant shall each pay the cost of the broker appointed by it and one-half (1/2) of the cost of the third broker.

      27.5 If Tenant timely and properly exercises an Option to Extend in accordance with this Article 27, Landlord and Tenant shall execute an amendment to this Lease evidencing the extension of the then-current Lease Term promptly following the determination of the subject Option Rent.

      IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease under seal as of the day and year first above written.

WITNESS:                          LANDLORD:

                                  PENNSYLVANIA PLAZA ASSOCIATES,
                                  a District of Columbia limited partnership

                                  By: Yorkington Limited Partnership
                                      Its General Partner


                                      By: Lawrich Capital Corporation
                                          Its general partner

        /s/ ILLEGIBLE                     By: /s/ Harvey E. Rothenberg (SEAL)
-----------------------------                 -------------------------
                                              Print Name: Harvey E. Rothenberg
                                              Title: Vice - pres.

WITNESS:                          TENANT:

                                  M.O.C. OF MIAMI, L.L.C.,
                                  a Delaware Limited Liability Company

        /s/ ILLEGIBLE             By: /s/ James Dunn                    (SEAL)
-----------------------------         ----------------------------------
                                      Print Name: JAMES DUNN
                                      Title: PRESIDENT

                                   EXHIBIT A

                                    PREMISES

                            TO BE ADDED BY LANDLORD


                             Exhibit A-1 -- Page 1

                                   EXHIBIT B

                              OUTDOOR SEATING AREA

                    This Exhibit and Exhibit E are the same.


                              Exhibit B -- Page 1

                               [GRAPHIC OMITTED]

EXHIBIT B AND EXHIBIT E

                                   EXHIBIT C

                                     RULES

            1. Tenant shall not obstruct or encumber or use for any purpose other than ingress and egress to and from the Premises any sidewalk, entrance, alley, passage, court, elevator, vestibule, stairway, corridor, hall or other part of the Building not exclusively occupied by Tenant. Landlord shall have the right to control and operate the public portions of the Building and the facilities furnished for common use of the tenants, in such manner as Landlord deems best for the benefit of the tenants generally. Tenant shall not permit the visit to the Premises of persons in such numbers or under such conditions as to interfere with the use and enjoyment of the entrances, corridors, elevators and other public portions or facilities of the Building by other tenants. Tenant shall coordinate in advance with Landlord's property management department all deliveries to the Building so that arrangements can be made to minimize such interference.

            2. Tenant shall not attach, hang or use in connection with any window or door of the Premises any drape, blind, shade or screen, without Landlord's prior consent. All awnings, projections, curtains, blinds, shades, screens and other fixtures shall be of a quality, type, design and color, and attached in a manner, approved in writing by Landlord.

            3. Tenant shall not place any showcase, mat or other article in any part of the exterior of the Premises.

            4. Tenant shall not use the water and wash closets and other plumbing fixtures for any purpose other than those for which they were constructed, and Tenant shall not place any debris, rubbish, rag or other substance therein.

            5. Tenant shall not construct, maintain, use or operate within the Premises any electrical device, wiring or apparatus in connection with a loud speaker system or other sound system without Landlord's prior consent. Tenant shall not construct, maintain, use or operate any such loud speaker or sound system outside of the Premises.

            6. Tenant shall not bring any bicycle, vehicle, animal, bird or pet of any kind into the Building. Tenant shall not cause or permit any unusual or objectionable odor to be produced upon or permeate from the Premises.

            7. Tenant shall not make any unseemly or disturbing noise or disturb or interfere with occupants of the Building.

            8. Tenant shall not place additional locks or bolts of any kind on any of the doors or windows, and shall not make any change in any existing lock or locking mechanism therein,


                              Exhibit C -- Page 1
without Landlord's prior approval. Tenant shall keep doors leading to a corridor or main hall closed during business hours except as such doors may be used for ingress or egress. Tenant shall, upon the termination of its tenancy, restore to Landlord all keys of stores, offices, storage and toilet rooms either furnished to, or otherwise procured by, Tenant, and in the event of the loss of any keys so furnished, Tenant shall pay the replacement cost thereof. Tenant's key system shall be separate from that for the rest of the Building.

            9. Landlord reserves the right to exclude from the Building at all times any person who does not properly identify himself to the Building management or watchman on duty. Landlord may require all persons admitted to or leaving the Building to register.

            10. Tenant shall not use the Premises for lodging or sleeping or for any immoral or illegal purpose.

            11. Tenant shall not request Landlord's employees to perform any work or do anything outside of such employees' regular duties without Landlord's prior consent. Tenant's special requirements will be considered only upon application to Landlord, and any such special requirements shall be billed to Tenant in accordance with the schedule of charges maintained by Landlord from time to time or as is agreed upon in writing in advance by Landlord and Tenant. Tenant shall not employ any of Landlord's employees for any purpose whatsoever without Landlord's prior consent.

            12. Canvassing, soliciting and peddling in or around the Building are prohibited and Tenant shall cooperate to prevent the same.

            13. There shall not be used in any space, or in the common areas of the Building, either by any tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards. Tenant shall be responsible for any loss or damage resulting from any deliveries made to and any pick-ups from Tenant.

            14. Blinds (whether installed by Landlord or Tenant) which are visible from the exterior of the Building, shall be cleaned by Tenant at least once a year, without notice from Landlord, at Tenant's own expense.

            15. Tenant shall comply with any and all requirements relating to the segregation of glass, paper, metal or other materials in Tenant's refuse implemented pursuant to the terms of the Solid Waste Management and Multi-Material Recycling Act of 1988.

            16. Landlord may, upon request of Tenant, waive Tenant's compliance with any of the rules, provided that (a) no waiver shall be effective unless signed by Landlord, (b) no waiver shall relieve Tenant from the obligation to comply with such rule in the future unless otherwise agreed in writing by Landlord, (c) no waiver granted to any tenant shall relieve any other tenant from the obligation of complying with these rules and regulations, and (d) no waiver shall relieve Tenant from any liability for any loss or damage resulting from Tenant's failure to comply with any rule.


                              Exhibit C -- Page 2

                                    EXHIBIT D

                CERTIFICATE AFFIRMING THE LEASE COMMENCEMENT DATE

            This Certificate is being provided pursuant to Section 3.2 of that certain Lease Agreement dated as of April 7, 1999 (the "Lease"), between PENNSYLVANIA PLAZA ASSOCIATES ("Landlord") and M.O.C. OF MIAMI, L.L.C. ("Tenant"). The parties to the Lease desire to confirm the following:

            1. The Lease Commencement Date is ___________________, 1999.

            2. The initial term of the Lease shall expire on _______________, 2009.

            Attached to this Certificate is evidence of payment of premiums for all insurance required pursuant to Section 14.3 of the Lease.

WITNESS:                              LANDLORD:

                                      PENNSYLVANIA PLAZA ASSOCIATES,
                                      a District of Columbia limited partnership

                                      By: Yorkington Limited Partnership
                                          Its General Partner

                                           By: Lawrich Capital Corporation
                                               Its general partner

______________________________                 By:_______________________ (SEAL)
                                               Print Name:______________________
                                               Title: __________________________

WITNESS:                              TENANT:

                                      M.O.C. OF MIAMI, L.L.C.,
                                      a Delaware limited liability company

______________________________        By:_______________________________________
                                      Print Name:_______________________________
                                      Title: ___________________________________


                              Exhibit D -- Page 1

                                    EXHIBIT E

                                    SIGNAGE

                    This Exhibit and Exhibit B are the same.


                               Exhibit E - Page 1

                                   EXHIBIT F

                               GUARANTY OF LEASE

      THIS GUARANTY OF LEASE (this "Guaranty") is made as of April 7, 1999, by THE NEW YORK RESTAURANT GROUP, INC., a Delaware corporation ("Guarantor"), having an address at 1114 First Avenue, New York, New York 10021, to PENNSYLVANIA PLAZA ASSOCIATES ("Landlord"), having an address at 600 Madison Avenue, 20th Floor, New York, New York 10022.

      WHEREAS, Landlord has leased to M.O.C. OF MIAMI, L.L.C., a Delaware limited liability company ("Tenant"), certain space (the "Premises") located in the building known as Pennsylvania Plaza, which is located at 601 Pennsylvania Avenue, N.W., North Building, Washington, D.C. 20004, pursuant to that certain Lease Agreement by and between Landlord and Tenant dated as of April 7, 1999 (the "Lease");

      WHEREAS, Guarantor is materially benefitted by the Lease, and Guarantor's executing this Guaranty is a material inducement to Landlord to enter into the Lease.

      NOW THEREFORE, in consideration of the premises, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor agrees with Landlord as follows:

      I. Guarantor unconditionally and irrevocably guarantees that all sums stated in the Lease to be payable by Tenant for the period beginning on the Lease Commencement Date (as defined in the Lease) and ending on the last day of the twenty-fourth (24th) full calendar month following the date on which Tenant has opened for business at the Premises in accordance with the requirements of
Section 6.1 of the Lease (the "Guaranty Period"), shall be promptly paid in full when due in accordance with the Lease and that Tenant shall perform and observe its covenants thereunder. During the Guaranty Period, if any such sum or covenant is not timely paid, performed or observed, then Guarantor shall, promptly after notice thereof and prior to the expiration of any applicable grace period specified in the Lease, pay the same regardless of (a) any defense or right of offset or counterclaim which Tenant or Guarantor may have or assert against Landlord, (b) whether Landlord shall have taken any steps to enforce any rights against Tenant or any other person, (c) termination of the Lease as a result of Tenant's default, or (d) any other condition or contingency. Guarantor shall also pay all expenses of collecting such sum or any part thereof or of otherwise enforcing this Guaranty, including without limitation reasonable attorneys' fees. This Guaranty is irrevocable, unconditional and absolute.

      2. Guarantor's obligations and covenants under this Guaranty shall in no way be affected or impaired by reason of the happening from time to time of any of the following, whether or not Guarantor has been notified thereof or consented thereto: (i) Landlord's waiver of the performance


                              Exhibit F -- Page 1
or observance by Tenant, Guarantor or any other party of any covenant or condition contained in the Lease or this Guaranty; (ii) any extension, in whole or in part, of the time for payment by Tenant or Guarantor of any sums owing or payable under the Lease or this Guaranty, or of any other sums or obligations under or arising out of or on account of the Lease or this Guaranty, or the renewal of the Lease or this Guaranty; (iii) any assignment of the Lease or subletting of the Premises or any part thereof; (iv) any modification or amendment (whether material or otherwise) of any of the obligations of Tenant or Guarantor under the Lease or this Guaranty; (v) the doing or the omission of any act referred to in the Lease or this Guaranty (including the giving of any consent referred to in the Lease or this Guaranty); (vi) Landlord's failure or delay to exercise any right or remedy available to Landlord or any action on the part of Landlord granting indulgence or extension in any form whatsoever; (vii) the voluntary or involuntary liquidation, dissolution, sale of any or all of the assets, marshaling of assets and liabilities, receivership, conservatorship, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar proceeding affecting, Tenant or Guarantor or any of Tenant's or Guarantor's assets; or
(viii) the release of Tenant or Guarantor from the performance or observation of any covenant or condition contained in the Lease or this Guaranty by operation of law.

      3. To the extent not prohibited by law, Guarantor hereby expressly waives
(a) any right Guarantor may now or hereafter have to any hearing prior to the attachment of any real or personal property to satisfy Guarantor's obligations hereunder, and (b) the benefits of any present or future constitution, statute or rule of law which exempts property from liability for debt. Guarantor expressly waives any right Guarantor may now or hereafter have against Tenant (and/or any other guarantor of Tenant's obligations under the Lease) with respect to this Guaranty (including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification or similar right, and any right to participate in any claim, right or remedy of Landlord against Tenant or any security which Landlord now or hereafter has with respect to the Lease), whether such right arises under an express or implied contract, by operation of law, or otherwise. Guarantor shall be deemed not to be a "creditor" (as defined in Section 101 of the Bankruptcy Code (as defined in the Lease)) of Tenant by reason of the existence of this Guaranty in the event that Tenant becomes a debtor in any proceeding under the Bankruptcy Code.

      4. If the Lease is rejected or disaffirmed by Tenant or Tenant's trustee in bankruptcy pursuant to bankruptcy law or any other law affecting creditors' rights, then Guarantor shall, and does hereby (without the necessity of any further agreement or act) assume all obligations and liabilities of Tenant under the Lease during the Guaranty Period to the same extent as if (a) Guarantor were originally named Tenant under the Lease, and (b) there had been no such rejection or disaffirmance. Guarantor shall upon Landlord's request promptly confirm in writing such assumption.

      5. Notice of acceptance of this Guaranty and notice of any obligations or liabilities contracted or incurred by Tenant are hereby waived by Guarantor. Guarantor hereby waives presentment, notice of dishonor, protest and notice of non-payment or non-performance.


                               Exhibit F -- Page 2

      6. This Guaranty shall be construed in accordance with the laws of the jurisdiction in which the Premises are located. Guarantor consents to personal jurisdiction in any court in the District of Columbia and waives any objection to the venue of any action filed in any such court.

      7. This Guaranty may not be modified or amended except by a written agreement duly executed by Guarantor and Landlord.

      8. Guarantor's liability shall be primary and joint and several with that of Tenant. Landlord may proceed against Guarantor under this Guaranty without initiating or exhausting any remedy against Tenant, and may proceed against Tenant and Guarantor separately or concurrently. If more than one natural person and/or entity shall constitute Guarantor, then the liability of each such person and/or entity shall be joint and several.

      9. Within fifteen (15) days after Landlord's written request, Guarantor shall execute and deliver to Landlord a written statement certifying any matter concerning this Guaranty or the Lease as Landlord may request.

      10. Any notice which Landlord may elect to send shall be binding upon Guarantor if mailed to Guarantor at the address set forth above or Guarantor's last address known to Landlord, by United States certified or registered mail, return receipt requested.

      11. This Guaranty shall be binding upon, and inure to the benefit of, the parties hereto and their respective heirs, personal representatives, successors and assigns.

      12. Notwithstanding anything to the contrary contained herein, provided that as of the last day of the Guaranty Period (i) no Event of Default (as defined in the Lease) remains outstanding and uncured, and (ii) no event exists, which event with notice and/or the passage of time, would constitute an Event of Default if not cured within the applicable cure period, if any, this Guaranty shall terminate automatically on the first calendar day following the last day of the Guaranty Period. Notwithstanding the foregoing, in the event that either of the conditions specified in the immediately preceding sentence are not satisfied on the last day of the Guaranty Period, this Guaranty shall remain in full force and effect until Landlord has collected from Guarantor all sums that are due and payable pursuant to Paragraph 1 of this Guaranty, whereupon this Guaranty shall terminate.


                               Exhibit F -- Page 3

      IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be executed under seal as of the date first above written.

WITNESS:                                GUARANTOR:

                                        THE NEW YORK RESTAURANT GROUP, INC., a
                                        Delaware corporation


        /s/ ILLEGIBLE                   By: /s/ James Dunn                (SEAL)
-----------------------------------         ------------------------------
                                            Print Name: JAMES DUNN
                                            Title: PRESIDENT


                               Exhibit F -- Page 4

                          PENNSYLVANIA PLAZA ASSOCIATES
                        c/o Lawrence Ruben Company, Inc.
                               600 Madison Avenue
                            New York, New York 10022
                               Tel: (212) 980-0910
                               Fax: (212) 319-5627

                                  April 7, 1999

The New York Restaurant Group, Inc.
1114 First Avenue
New York, NY 10021
Attn: Jim Dunn

      Re:  Lease at 601 Pennsylvania Avenue, N.W., North Building,
           Washington, D.C.

Dear Jim:

      In connection with the execution and delivery of that certain Lease Agreement (the "Lease") for restaurant space at 601 Pennsylvania Avenue, N.W., North Building, Pennsylvania Plaza Associates ("Landlord") and M.O.C. of Miami, LLC ("Tenant") have agreed that Tenant shall have the right to terminate the Lease by written notice to Landlord not later than 5:00 p.m. on April 16, 1999 in the event Tenant reasonably determines that the costs associated with repairing and/or replacing the electrical, mechanical, or HVAC systems in the demised premises will exceed $75,000 in the aggregate.

      If Tenant desires to exercise the aforesaid right of termination, it shall provide to Landlord, together with its termination notice, copies of any and all reports and studies commissioned by Tenant in connection therewith. Landlord shall have the right, at its sole option and notwithstanding anything set forth above, to reinstate the Lease in full by written notice to Tenant within five days after Landlord's receipt of Tenant's termination notice, and in such event, Landlord shall either (i) perform the work necessary to repair and/or replace the aforesaid systems (with the costs to be paid by Tenant, up to the first $75,000, and the remaining costs to be paid by Landlord), or (ii) pay the costs associated with repairing and/or replacing the aforesaid systems, but only to the extent such costs actually exceed $75,000 in the aggregate.

      Please countersign this letter to evidence your agreement with the foregoing.

                                        Sincerely,

                                        PENNSYLVANIA PLAZA ASSOCIATES


                                        By: /s/ Harvey E. Rothenberg
                                            ------------------------------

AGREED:

M.O.C. OF MIAMI, L.L.C.


By: /s/ James Dunn
    -----------------------------


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